                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                AMAZON.COM, INC.,

                           AMAZON.COM AUCTIONS, INC.,

                              E-NICHE INCORPORATED

                                       AND

                  ALL THE STOCKHOLDERS OF E-NICHE, INCORPORATED





                           DATED AS OF APRIL 24, 1999

                                    CONTENTS

ARTICLE I - THE MERGER.................................................................  1
        1.1    The Merger..............................................................  1
        1.2    The Closing.............................................................  2
        1.3    Effective Date and Time.................................................  2
        1.4    Certificate of Incorporation of the Surviving Corporation...............  2
        1.5    Bylaws of the Surviving Corporation.....................................  2
        1.6    Directors and Officers..................................................  2
        1.7    Merger Consideration and Conversion of Shares...........................  3
               1.7.1    Merger Consideration; Conversion of Company Preferred
                        Stock..........................................................  3
               1.7.2    Exchange Ratio; Escrow Shares..................................  4
               1.7.3    Post-Closing Merger Consideration..............................  7
               1.7.4    Exchange of Certificates.......................................  9
               1.7.5    No Fractional Shares........................................... 11
               1.7.6    No Further Transfers........................................... 11
        1.8    Stockholder Representative.............................................. 11
        1.9    Amendment to Provide for Alternative Merger Structures.................. 12
        1.10   Tax Free Reorganization................................................. 12

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................. 13
        2.1    Organization............................................................ 13
        2.2    Enforceability.......................................................... 14
        2.3    Capitalization.......................................................... 14
        2.4    Subsidiaries and Affiliates............................................. 16
        2.5    No Approvals; No Conflicts.............................................. 16
        2.6    Financial Statements.................................................... 17
        2.7    Absence of Certain Changes or Events.................................... 18
        2.8    Taxes................................................................... 20
        2.9    Property................................................................ 23
        2.10   Contracts............................................................... 24
        2.11   Claims and Legal Proceedings............................................ 26
        2.12   Labor and Employment Matters............................................ 26
        2.13   Employee Benefit Plans.................................................. 27
               2.13.1   Employee Benefit Plan Listing.................................. 27
               2.13.2   Documents Provided............................................. 28
               2.13.3   Compliance..................................................... 28





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
               2.13.4   Contributions and Premium Payments............................. 29
               2.13.5   Related Employers.............................................. 29
               2.13.6   Multiemployer and Title IV Plans............................... 30
               2.13.7   Post-Termination Welfare Benefits.............................. 30
               2.13.8   Suits, Claims and Investigations............................... 30
               2.13.9   Payments Resulting From Transactions........................... 30
        2.14   Intellectual Property................................................... 31
               2.14.1   General........................................................ 31
               2.14.2   Company Technology............................................. 31
               2.14.3   Third Party Technology......................................... 32
               2.14.4   Trademarks..................................................... 32
               2.14.5   Intellectual Property Rights................................... 33
               2.14.6   Maintenance of Rights.......................................... 33
               2.14.7   Third Party Infringement....................................... 33
               2.14.8   Infringement by the Company.................................... 34
               2.14.9   Confidentiality................................................ 34
               2.14.10  Warranty Against Defects....................................... 35
               2.14.11  Domain Names................................................... 35
               2.14.12  Year 2000...................................................... 35
               2.14.13  Indemnification................................................ 36
               2.14.14  Restrictions on Intellectual Property.......................... 36
        2.15   Corporate Books and Records............................................. 36
        2.16   Licenses, Permits, Authorizations, etc.................................. 36
        2.17   Compliance With Laws.................................................... 36
        2.18   Insurance............................................................... 37
        2.19   Brokers or Finders...................................................... 37
        2.20   Absence of Questionable Payments........................................ 37
        2.21   Bank Accounts........................................................... 38
        2.22   Insider Interests....................................................... 38
        2.23   Compliance With Environmental Laws...................................... 39
        2.24   Full Disclosure......................................................... 39
        2.25   Operating Data.......................................................... 39

ARTICLE IIA - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS....................... 40
        2A.1   Sophistication; Accreditation........................................... 40
        2A.2   Ownership............................................................... 40
        2A.3   Amazon.com Prospectus................................................... 40
        2A.4   Enforceability; No Conflicts............................................ 40
        2A.5   Claims Against the Company.............................................. 41



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
        2A.6   Brokers or Agents....................................................... 41
        2A.7   Hart-Scott-Rodino Filing................................................ 42
        2A.8   Investment for Own Account.............................................. 42
        2A.9   Residency............................................................... 42

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF AMAZON.COM AND THE PURCHASER........... 42
        3.1    Organization............................................................ 42
        3.2    Enforceability.......................................................... 43
        3.3    Securities.............................................................. 44
        3.4    No Approvals or Notices Required; No Conflicts With Instruments......... 44
        3.5    Capitalization.......................................................... 45
        3.6    SEC Documents........................................................... 45
        3.7    Absence of Certain Changes.............................................. 45
        3.8    Full Disclosure......................................................... 45
        3.9    Stockholders Consent.................................................... 46
        3.10   Brokers or Finders...................................................... 46

ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF AMAZON.COM AND THE
        PURCHASER...................................................................... 46
        4.1    Accuracy of Representations and Warranties.............................. 46
        4.2    Performance of Agreements............................................... 46
        4.3    Opinion of Counsel for the Company...................................... 46
        4.4    Compliance Certificate.................................................. 47
        4.5    Material Adverse Change................................................. 47
        4.6    Approvals and Consents.................................................. 47
        4.7    Secretary's Certificate................................................. 47
        4.8    Nonforeign Affidavit.................................................... 47
        4.9    Compliance With Laws.................................................... 48
        4.10   Stockholder Approval.................................................... 48
        4.11   Legal Proceedings....................................................... 48
        4.12   Employment and Noncompetition Arrangements.............................. 48
        4.13   Affiliate Letters....................................................... 48
        4.14   Termination of Certain Agreements....................................... 48
        4.15   Exercise of Stock Purchase Rights; Conversion of Convertible
               Securities.............................................................. 49
        4.16   No Dissenter Rights Exercised Greater Than 5% of Stock.................. 49
        4.17   Transmittal Letters..................................................... 49
        4.18   Stock Vesting Agreement................................................. 49



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
        4.19   Nondisclosure Agreements................................................ 49
        4.20   Prospectus Delivery Requirements........................................ 50
        4.21   Escrow Agreement........................................................ 50
        4.22   Assignment of Domain Names.............................................. 50
        4.23   Post-Closing Bonus Amount Agreements.................................... 50
        4.24   Amendment of Option Plan................................................ 50

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
        STOCKHOLDERS................................................................... 50
        5.1    Accuracy of Representations and Warranties.............................. 51
        5.2    Performance of Agreements............................................... 51
        5.3    Opinion of Counsel...................................................... 51
        5.4    Compliance Certificate.................................................. 51
        5.5    Legal Proceedings....................................................... 51
        5.6    Material Adverse Change................................................. 52
        5.7    Approvals and Consents.................................................. 52
        5.8    Compliance With Laws.................................................... 52
        5.9    Tax Opinion............................................................. 52
        5.10   Secretary's Certificates................................................ 52
        5.11   Blue Sky Laws........................................................... 53
        5.12   Escrow Agreement........................................................ 53

ARTICLE VI - COVENANTS................................................................. 53
        6.1    Conduct of Business by the Company Pending the Merger................... 53
        6.2    Access to Information; Confidentiality.................................. 55
        6.3    No Alternative Transactions............................................. 56
        6.4    Notification of Certain Matters......................................... 56
        6.5    Further Action; Commercially Reasonable Efforts......................... 56
        6.6    Stockholder Approval.................................................... 57
        6.7    Amazon.com Common Stock................................................. 57
        6.8    Securities Act Compliance............................................... 57
        6.9    Dissenting Shares....................................................... 58
        6.10   Publicity............................................................... 58
        6.11   Option Grants........................................................... 58
        6.12   Option Shares; Registration............................................. 59
        6.13   Employee Matters........................................................ 59
        6.14   Indemnification......................................................... 60
        6.15   Blue Sky Laws........................................................... 60
        6.17   Audited Financial Statements............................................ 60




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
ARTICLE VIA - COVENANTS OF THE STOCKHOLDERS............................................ 60
        6A.1   Restrictions on Transfer................................................ 60
        6A.2   Execution of All Operative Documents.................................... 61
        6A.3   Agreement to Vote Shares................................................ 61
        6A.4   Limitation on Sales..................................................... 61
        6A.5   Waiver of Dissenter's Rights............................................ 61
        6A.6   Taxes................................................................... 62

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER........................................ 62
        7.1    Termination............................................................. 62
        7.2    Effect of Termination................................................... 63
        7.3    Amendment............................................................... 63
        7.4    Waiver.................................................................. 63

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION............................................ 64
        8.1    Survival................................................................ 64
        8.2    Indemnification by the Stockholders..................................... 64
        8.3    Indemnification by Amazon.com........................................... 64
        8.4    Threshold and Limitations; Adjustment of Merger Consideration........... 65
        8.5    Procedure for Indemnification........................................... 66
        8.6    Remedies; Specific Performance.......................................... 68

ARTICLE IX - GENERAL................................................................... 68
        9.1    Tax Matters............................................................. 68
        9.2    Expenses................................................................ 69
        9.3    Notices................................................................. 69
        9.4    Severability............................................................ 70
        9.5    Entire Agreement........................................................ 71
        9.6    Assignment.............................................................. 71
        9.7    Parties in Interest..................................................... 71
        9.8    Governing Law........................................................... 71
        9.9    Headings................................................................ 71
        9.10   Counterparts............................................................ 71
        9.11   Waiver of Jury Trial.................................................... 72



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

        EXHIBITS

        1.3      -   Certificate of Merger

        1.7.1    -   Primary and Secondary Key Employees

        1.7.2(c) -   Form of Escrow Agreement

        1.7.2(e) -   Form of Notice of Assumption of Options

        1.7.3    -   List of Central Employees

        1.7.4    -   Letter of Transmittal

        2        -   Company Disclosure Memorandum

        2A       -   Stockholder Disclosure Memorandum

        4.3      -   Opinion of Counsel for the Company

        4.6      -   List of Consents, Approvals and Notices

        4.8      -   Real Property Tax Affidavit

        4.12     -   Form of Confidentiality, Noncompetition and Invention
                     Assignment Agreement

        4.13     -   Form of Affiliate Letter

        4.18(a)  -   Form of Stock Vesting Agreement (S. Leschly)

        4.18(b)  -   Form of Stock Vesting Agreement (S. Rao)

        4.22     -   List of Domain Names to be Assigned

        5.3      -   Opinion of Counsel for Amazon.com and the Purchaser

        AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this "Agreement") is made and entered into as of April 24, 1999, by and among Amazon.com, Inc., a Delaware corporation ("Amazon.com"), Amazon.com Auctions, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com (the "Purchaser"), e-Niche Incorporated, a Delaware corporation (the "Company"), and all the stockholders of the Company (the "Stockholders").

                                    RECITALS

        A. The Company, Amazon.com, the Stockholders and the Purchaser believe it advisable and in their respective best interests to effect a merger of the Company and the Purchaser pursuant to this Agreement (the "Merger").

        B. The Board of Directors of the Company has approved this Agreement and the Merger as required by applicable law.

        C. The Boards of Directors of Amazon.com and the Purchaser have approved this Agreement and the Merger as required by applicable law.

        D. It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

        In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

1.1     THE MERGER

        Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation law ("Delaware Law"), (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of the Company shall cease and the Company shall be merged with and into the Purchaser (the Purchaser as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Delaware and other applicable law.





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

1.2     THE CLOSING

        Subject to the satisfaction or waiver of the conditions set forth in Articles IV and V and the termination provisions of Article VII, the closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the later of (a) May 14, 1999 and (b) the earliest practicable business day following the satisfaction or waiver of the conditions set forth in Articles IV and V (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington, or such other date, time or location as Amazon.com and the Company shall agree.

1.3     EFFECTIVE DATE AND TIME

        On the Closing Date and subject to the terms and conditions hereof, a certificate of merger complying with the applicable provisions of Delaware Law, substantially in the form attached as Exhibit 1.3 (the "Certificate of Merger"), shall be delivered for filing to the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Certificate of Merger with the Delaware Secretary of State or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, Amazon.com, the Purchaser and the Company will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.4     CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

        At the Effective Time, the Certificate of Incorporation of the Purchaser shall continue in effect as the Certificate of Incorporation of the Surviving Corporation. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

1.5     BYLAWS OF THE SURVIVING CORPORATION

        At the Effective Time, the Bylaws of the Purchaser shall continue in effect as the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

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1.6     DIRECTORS AND OFFICERS

        At the Effective Time, the directors of the Purchaser shall continue in office as the directors of the Surviving Corporation and the officers of the Purchaser shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.7     MERGER CONSIDERATION AND CONVERSION OF SHARES

        1.7.1   MERGER CONSIDERATION; CONVERSION OF COMPANY PREFERRED STOCK

        (a) For purposes of this Agreement, the term "Merger Consideration" shall mean (i) the Closing Date Shares plus (ii) the Post-Closing Shares (as defined in Section 1.7.3(b) below). The term "Closing Date Shares" shall mean the number of shares of Amazon.com Common Stock, par value $0.01 per share ("Amazon.com Common Stock"), determined by dividing the Base Amount (as defined below) by the closing price of Amazon.com Common Stock as reported on the Nasdaq National Market on the second trading day immediately preceding the Closing Date (the "Closing Price"). The term "Base Amount" shall mean $149,925,000 less the aggregate amount (the "Post-Closing Bonus Amount") of all payments the Company has, prior to the Closing Date and in connection with the transactions contemplated hereby, committed to make to its officers and employees after the Closing Date; provided, however, that such amount shall be reduced to $124,925,000 less the Post-Closing Bonus Amount if, as of the Closing Date, either (i) any of the individuals that are designated as "Primary Key Employees" on Exhibit 1.7.1 (the "Primary Key Employees") or (ii) both of the individuals that are designated as "Secondary Key Employees" on Exhibit 1.7.1 (the "Secondary Key Employees") have not accepted the offer of employment as set forth in Section 6.13; and, provided further, that such amount shall be reduced to $99,925,000 less the Post-Closing Bonus Amount if, as of the Closing Date, either (i) any two Primary Key Employees or (ii) any Primary Key Employee and both Secondary Key Employees have not accepted the offer of employment as set forth in Section 6.13. At least five business days prior to the anticipated Closing Date, the Company shall provide to Amazon.com a list of all payments included in determining the Post-Closing Bonus Amount.

        (b) Immediately prior to the Effective Time, each Stockholder that then holds of record any shares of the Company's Series A Preferred Stock, par value $.01 per share ("Company Series A Stock"), or the Company's Series C Preferred Stock, par value $.01 per share (the "Company Series C Stock"), shall be deemed to have delivered written notice to the Company, as transfer agent, pursuant to Section 4(c)(i) of the Company's Second Amended and Restated Certificate of Incorporation (the "Company's Certificate of Incorporation") electing to convert all of the shares of the Company Series A Stock and Company Series C Stock then held by such Stockholder into shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"). Without any further action on the part of any holder of Company Series A Stock or Company Series C Stock, each share of Company Series A Stock and Company Series C Stock outstanding immediately prior to the Effective Time shall be deemed to have been converted into one share of Company Common Stock (subject to any applicable adjustments from the date hereof through the Closing Date in accordance with the Company's Certificate of Incorporation). The shares of Company Common Stock deemed to be issued upon conversion of the Company Series A Stock and the Company Series C Stock are referred to herein as the "Common Conversion Shares."

        1.7.2   EXCHANGE RATIO; ESCROW SHARES

        As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

                (b) The share of Company Series B Preferred Stock, par value $.01 per share ("Company Series B Stock"), to the extent then outstanding, shall be cancelled and the holder of such share shall be paid the amount of $75,000 as set forth in Section A.2.(a) of Article IV of the Company's Certificate of Incorporation. Subject to Section 1.7.2(g), each issued and outstanding share of Company Common Stock, including each of the Common Conversion Shares, other than Dissenting Shares (as defined in Section 1.7.2(f)), shall be converted into the right to receive from Amazon.com a number of fully paid and nonassessable shares of Amazon.com Common Stock determined by dividing (i) the number of Closing Date Shares by (ii) the Fully Diluted Common Stock Number. The "Fully Diluted Common Stock Number" shall mean (x) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including the total number of Common Conversion Shares) plus (y) the total number of shares of Company Common Stock issuable upon exercise of Options (as defined in Section 1.7.2(e) below) outstanding immediately prior to the Effective Time and regardless of restrictions on exercise. The quotient as derived above shall be referred to herein as the "Exchange Ratio." The number of shares of Amazon.com Common Stock to be issued to each Stockholder of the Company under this Section 1.7.2(b) shall be calculated by aggregating all shares of Company Common Stock (including Common Conversion Shares) held, or deemed to be held pursuant to Section 1.7.1(b), by such Stockholder, so that such number of shares of Amazon.com Common Stock to be issued shall be equal to the aggregate number of shares of Company Common Stock (including Common Conversation Shares) held, or deemed to be held pursuant to
Section 1.7.1(b), by such Stockholder multiplied by the Exchange Ratio, with cash paid in lieu of any fractional share of Amazon.com Common Stock pursuant to
Section 1.7.5 hereof.

                (c) Notwithstanding the foregoing, that number of Closing Date Shares equal to the quotient of $15,000,000 divided by the Closing Price (the "Escrow Shares") shall be deposited in escrow with ChaseMellon Shareholder Services L.L.C. ("ChaseMellon" or the "Escrow Agent"), to be held and administered in accordance with an Escrow Agreement, in substantially the form attached hereto as Exhibit 1.7.2(c) (the "Escrow Agreement"), such Escrow Shares to be withheld and deducted, pro rata, from the Closing Date Shares otherwise issuable to each Stockholder. Fractional shares of Amazon.com Common Stock shall not be deposited in escrow. In lieu thereof, each Stockholder shall round up such fractional share to the nearest whole number and deposit into escrow a full share of Amazon.com Common Stock for such fractional share. The Escrow Shares shall be held by the Escrow Agent in book entry form. Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Amazon.com to the Stockholders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by such stockholders. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Amazon.com Common Stock, payment of a stock dividend or other stock distribution in or on shares of Amazon.com Common Stock, or change of Amazon.com Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Amazon.com, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares. The Escrow Shares shall be available to satisfy any indemnification obligations pursuant to Article VIII.

                (d) Each issued and outstanding share of capital stock of the Purchaser shall continue to remain outstanding as a share of capital stock of the Surviving Corporation.

                (e) Each outstanding option to purchase shares of Company Common Stock issued pursuant to the Company's Amended and Restated 1998 Stock Option and

Grant Plan (the "Company Plan"), whether or not vested or exercisable (each an "Option"), shall be assumed by Amazon.com and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed Option, that number of shares of Amazon.com Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Option, at a price per share (rounded to the nearest $0.01) equal to the aggregate exercise price for the shares of Company Common Stock subject to such Option divided by the number of full shares of Amazon.com Common Stock deemed to be purchasable pursuant to such Option; provided, however, that (i) the number of shares of Amazon.com Common Stock that may be purchased upon exercise of such Option shall not include any fractional shares, and Amazon.com shall pay to the holder thereof as soon as practicable after the assumption thereof an amount of cash equal to such fraction multiplied by the average of the high and low selling price of Amazon.com Common Stock as reported on the Nasdaq Stock Market on the assumption date, and (ii) all Options shall be deemed to be nonqualified stock options. Amazon.com shall assume the obligations of the Company under the Company Plan and shall comply with the terms of such plan as they apply to the Options assumed as set forth above. At the Closing, Amazon.com shall provide notice, by delivery to the Stockholder Representative of notices in substantially the form attached hereto as Exhibit 1.7.2(e), to each holder of an assumed Option regarding the terms of such assumed Option.

                (f) Holders of shares of Company Common Stock who have complied with all the requirements for perfecting dissenters' rights, as required under the Delaware Law, shall be entitled to their rights under Delaware Law with respect to such shares (the "Dissenting Shares"). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Amazon.com Common Stock to which such holder is then entitled under this Agreement and Delaware Law, without interest thereon and upon surrender of the certificate representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Stockholder who has perfected dissenter's rights for such shares in accordance with Delaware Law shall not be converted into Amazon.com Common Stock pursuant to this Section 1.7.2.

                (g) If, prior to the Effective Time, Amazon.com recapitalizes through a split-up of its outstanding shares of capital stock into a greater number, or a combination of its outstanding shares of capital stock into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares of capital stock into the same or a different number of shares of other classes of capital stock, or declares a dividend on its outstanding shares of capital stock payable in shares or securities convertible into shares, the number of shares of Amazon.com Common Stock into which the shares of Company Common Stock (including Common Conversion Shares) are to be converted, and the number of shares of Amazon.com Common Stock issuable upon the exercise of each assumed Option, will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Company Capital Stock (as defined in Section 1.7.4(a)) and Options and the holders of shares of capital stock of Amazon.com.

        1.7.3   POST-CLOSING MERGER CONSIDERATION

        (a) Subject to the completion of the Merger and the obtaining of all related authorizations or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), within five business days after the first anniversary of the Closing Date Amazon.com shall, on the terms set forth in this Section, issue additional shares of Amazon.com Common Stock to the Stockholders of the Company as of the Closing Date, as part of the Merger Consideration, and make payments to certain individuals who hold Options as of the Closing Date. The date on which such shares are issued and such payments are made is referred to herein as the "Post-Closing Issuance Date."

        (b) The number of shares of Amazon.com Common Stock to be issued pursuant to this Section 1.7.3 (the "Post-Closing Shares") shall be determined as follows:

                (i) in the event that the First Anniversary Percentage (as defined below) is greater than or equal to 66.7%, Amazon.com shall issue to the Stockholders an aggregate number of fully paid and nonassessable shares of Amazon.com Common Stock equal to the product of (A) the Outstanding Stock Percentage (as defined below) multiplied by (B) the quotient of (1) $50,000,000 divided by (2) the closing sale price of Amazon.com Common Stock as reported on the Nasdaq Stock Market on the second trading day immediately preceding the Post-Closing Issuance Date (the "Post-Closing Price"), and

                (ii) in the event that the First Anniversary Percentage is less than 66.7%, Amazon.com shall issue to the Stockholders an aggregate number of fully paid and nonassessable shares of Amazon.com Common Stock equal to the product of (A) the Outstanding Stock Percentage multiplied by (B) the quotient of (1) the product of $50,000,000 multiplied by the First Anniversary Percentage divided by (2) the Post-Closing Price.

        (c) No payments will be made to any holder of an Option (an "Optionholder") pursuant to this Section 1.7.3 unless such Optionholder commences employment with an Amazon.com Entity (as defined in Section 1.7.3(d)) within the time periods specified in Section 6.13 and either (x) continues to be employed by an Amazon.com Entity as of the first anniversary of the Closing Date or (y) is no longer employed by an Amazon.com Entity as of the first anniversary of the Closing Date as a result of the termination of such Optionholder's employment with an Amazon.com Entity by an Amazon.com Entity without Cause (as defined below) or by reason of his or her death or Disability (as defined below). Subject the other terms of this Section 1.7.3(c), the amount of any payment under this Section 1.7.3 to an individual who holds an Option as of the Effective Time shall be determined as follows:

                (i) in the event that the First Anniversary Percentage is greater than or equal to 66.7%, Amazon.com shall, subject to the other terms of this Section, pay to the Optionholder an amount equal to the product of the Option Percentage (as defined below) for such Optionholder multiplied by $50,000,000.

                (ii) in the event that the First Anniversary Percentage is less than 66.7%, Amazon.com shall, subject to the other terms of this Section, pay to the Optionholder an amount equal to the product of the Option Percentage for such Optionholder multiplied by $50,000,000 and by the First Anniversary Percentage.

Notwithstanding the foregoing, to the extent any Optionholders are not entitled to receive any payments (such forfeited payments being, collectively, the "Forfeited Payments") pursuant to this Section 1.7.3(c), the amount of the payments made to the Optionholders entitled to receive payments pursuant to this
Section 1.7.3(c) shall be increased, on a pro rata basis (based on the number of shares of Company Common Stock issuable upon exercise of Options held by each such participating Optionholder immediately prior to the Effective Time, regardless of restrictions on exercise), by the amount of the Forfeited Payments.

        (d) The term "First Anniversary Percentage" shall mean the sum of the percentage values assigned to each of the individuals designated as "Central Employees" on Exhibit 1.7.3 attached hereto (the "Central Employees") opposite the name of each such Central Employee on such Exhibit 1.7.3, who commences employment with Amazon.com or a wholly owned subsidiary of Amazon.com or a successor of Amazon.com (each an "Amazon.com Entity") within the time periods specified in Section 6.13 and either (x) continues to be employed by an Amazon.com Entity as of the first anniversary of the Closing Date or (y) is no longer employed by an Amazon.com Entity as of the first anniversary of the Closing Date as a result of the termination of such Central Employee's employment with an Amazon.com Entity by an Amazon.com Entity without Cause or by reason of death or Disability.

        As used herein, the term "Cause" shall mean (i) any act of fraud or embezzlement by an employee; (ii) any material breach by an employee of the Confidentiality, Noncompetition and Invention Assignment Agreement entered into with Amazon.com; (iii) the conviction of a felony involving an act of dishonesty, moral turpitude, deceit or fraud; (iv) any act of dishonesty or misconduct by an employee in connection with his or her responsibilities as an employee or otherwise which materially impairs Amazon.com's business, good will or reputation or which compromises the employee's ability to represent Amazon.com with the public; or (v) an employee's willful and material failure to perform his or her lawful duties as an employee of Amazon.com as determined by one or more senior executives of Amazon.com in good faith and the failure to "cure" such misconduct within a period of 30 days following the employee's receipt of written notice of such misconduct.

        The term "Disability" shall mean a certification by an independent medical doctor (selected by the Amazon.com's health or disability insurer) that the employee has for either three months consecutive or four months non-consecutive, in any twelve-month period, been physically or mentally disabled or incapacitated in a manner which seriously interferes with his ability to perform his or her essential job responsibilities and such health condition has not been cured or treated in such a manner that the prognosis is for no further disability.

        The term "Outstanding Stock Percentage" shall mean a fraction, the numerator of which shall equal the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all Common Conversion Shares), and the denominator of which shall equal the Fully Diluted Common Stock Number.

        The term "Option Percentage" shall mean, with respect to each individual that holds Options immediately prior to the Effective Time, a fraction, the numerator of which equals the number of shares of Common Stock issuable upon the exercise of the Options held by such individual immediately prior to the Effective Time, regardless of restrictions on exercise, and the denominator of which shall equal the Fully Diluted Common Stock Number.

        1.7.4     EXCHANGE OF CERTIFICATES

        (a) Provided that the Stockholder has delivered to ChaseMellon, as exchange agent (the "Exchange Agent"), a letter of transmittal in the form set forth as Exhibit 1.7.4 hereto (the "Letter of Transmittal") together with documents delivered as required therein, including certificates representing shares of Company Common Stock or Company Preferred Stock (collectively, "Company Capital Stock") for cancellation, the Exchange Agent shall, on the Closing Date, make available at its offices in Seattle, Washington, and each Stockholder of the Company will be entitled to receive, certificates representing the number of shares of Amazon.com Common Stock that such Stockholder is entitled to receive pursuant to Section 1.7.2 hereof; provided, however, that the certificates representing the Escrow Shares shall (i) be retained by the Escrow Agent in accordance with the provisions of the Escrow Agreement, (ii) not be issued in certificated form and (iii) held by the Escrow Agent in book entry form. In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Stockholder claiming such certificate to be lost, stolen or destroyed, Amazon.com shall issue in exchange for such lost, stolen or destroyed certificate the shares of Amazon.com Common Stock that such Stockholder is entitled to receive pursuant to Section 1.7.2 hereof; provided, however, that Amazon.com may in its discretion and as a condition precedent to the issuance thereof, require such Stockholder to provide Amazon.com with an indemnity agreement against any claim that may be made against Amazon.com with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of Amazon.com Common Stock that each Stockholder of the Company shall be entitled to receive in connection with the Merger pursuant to Section 1.7.2 and the Escrow Shares shall be deemed to have been issued at the Effective Time. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Amazon.com any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Amazon.com that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither Amazon.com nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including, without limitation, abandoned property, escheat and similar laws.

        (b) Amazon.com or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration and the payments to be made pursuant to
Section 1.7.3(c) such amounts as Amazon.com or the Exchange Agent are required to deduct and withhold with respect to the making of such payments under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock or, in the case of payments pursuant to Section 1.7.3(c), to the recipient thereof, in respect of whom such deduction and withholding were made by Amazon.com or the Exchange Agent.

        1.7.5     NO FRACTIONAL SHARES

        No certificates or scrip representing fractional shares of Amazon.com Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to Amazon.com Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, Amazon.com shall pay to the holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Amazon.com Common Stock, as soon as practicable after the Effective Date (and in the same timely manner required for delivery of certificates of Amazon.com Common Stock provided in Section 1.7.4) or the Post-Closing Issuance Date, as the case may be, an amount in cash equal to such fraction multiplied by (i) the Closing Price, with respect to any fractional shares constituting Closing Date Shares, or (ii) the Post-Closing Price, with respect to any fractional shares constituting Post-Closing Date Shares.

        1.7.6     NO FURTHER TRANSFERS

        After the Effective Time, there shall be no transfers of any shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation, they shall be forwarded to Amazon.com and be canceled and exchanged in accordance with this
Section 1.7, subject to applicable law in the case of Dissenting Shares.

1.8     STOCKHOLDER REPRESENTATIVE

        Each Stockholder hereby irrevocably authorizes and appoints Stig Leschly (the "Stockholder Representative"), as such Stockholder's representative and true and lawful attorney-in-fact and agent to act in such Stockholder's name, place and stead as contemplated by Sections 6.10 and Articles V and VIII, and to execute in the name and on behalf of such Stockholder the Escrow Agreement and any other agreement, certificate, instrument or document to be delivered by the Stockholders in connection with the Escrow Agreement. If the Stockholder Representative or any successor shall resign, die, or become unable to act as the Stockholder Representative, a replacement shall promptly be appointed by a writing signed by Stockholders who initially received a majority of the Closing Date Shares; provided, however, that such newly appointed Stockholder Representative shall have been a member of the Board of Directors of the Company immediately prior to the Closing Date. Any such successor Stockholder Representative shall have the same powers and duties as if appointed as the original Stockholder Representative hereunder. The Stockholder Representative or the Stockholders shall promptly notify Amazon.com of the appointment of a successor Stockholder Representative. The Stockholders (other than the Stockholder Representative) shall, jointly and severally, indemnify the Stockholder Representative for, and hold him harmless against, any loss, liability, claim or expense, including reasonable attorney's fees, arising out of or in connection with his duties as Stockholder Representative under this Agreement and the Escrow Agreement, including the costs and expenses of defending himself against any such loss, liability, claim or expense in connection herewith, unless such loss, liability, claim or expense shall have been determined by a court of competent jurisdiction to be a result of the Stockholder Representative's gross negligence or intentional misconduct.

1.9     AMENDMENT TO PROVIDE FOR ALTERNATIVE MERGER STRUCTURES

        If at any time prior to the Closing Date, Amazon.com elects to have the Company be the Surviving Corporation by means of the merger of the Purchaser or any other wholly owned subsidiary of Amazon.com with and into the Company, or to have the Company merged with and into Amazon.com or any wholly owned subsidiary of Amazon.com other than the Purchaser, the parties shall promptly enter into an amendment to this Agreement to so provide, so long as such action does not (i) result in a breach of a representation or warranty set forth in Article II hereof or the inability to satisfy any of the conditions set forth in Articles IV and V hereof, or (ii) disqualify the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Section 1.10(b) shall be amended as necessary to reflect any such change under this
Section 1.9. To the extent Amazon.com or a wholly owned subsidiary thereof other than Amazon.com Auctions, Inc. is a constituent corporation of the Merger, Amazon.com or such other subsidiary shall be deemed to be the "Purchaser" as defined herein.

1.10    TAX FREE REORGANIZATION

        (a) Except as otherwise required by the Internal Revenue Service (the "IRS") pursuant to a determination (as defined in Section 1313 of the Code) or otherwise, the parties shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a) of the Code by reason of Section 368(a)(2)(D) of the Code, in the case of the merger of the Company with and into the Purchaser or any other wholly owned subsidiary of Amazon.com with the Purchaser or such other subsidiary being the surviving corporation, by reason of Section 368(a)(2)(E) of the Code, in the case of any merger of the Purchaser or any other wholly owned subsidiary of Amazon.com with and into the Company with the Company being the surviving corporation, or by reason of Section 368(a) itself, in the case of the merger of the Company with and into Amazon.com.

        (b) Amazon.com represents, solely for tax purposes, now, and as of the Closing Date, (i) that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in business in a manner that satisfies the continuity of business enterprise requirement set forth in Treasury Regulation Section 1.368-1(d), and (ii) that it has no present plan or intention following the Merger to issue additional shares of the Surviving Corporation that would result in Parent losing control of the Surviving Corporation. Neither such representation nor anything else contained herein shall constitute a representation, warranty or agreement with respect to any Tax consequences to the Company or its stockholders arising under this Agreement or as a result of the transactions contemplated hereby.

        (c) The Company represents, solely for tax purposes, that it has not disposed of or committed itself to dispose of, any assets on or before the Effective Date that would prevent the Merger from meeting the requirement that "substantially all of the assets" of the Company must be acquired in the Merger. Neither such representation nor anything else contained herein shall constitute a representation or warranty with respect to any Tax consequences to Amazon.com or the Purchaser arising under this Agreement or as a result of the transactions contemplated hereby.

        (d) Amazon.com agrees to cooperate with the Company in providing information and certifications reasonably requested by the Company to obtain the legal opinion referred to in Section 5.9 of this Agreement.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as is otherwise set forth with appropriate Section references in the Company Disclosure Memorandum attached as Exhibit 2 (the "Company Disclosure Memorandum"), and in order to induce Amazon.com and the Purchaser to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "Operative Documents"), the Company represents and warrants to Amazon.com and the Purchaser as of the date of this Agreement and as of the Closing as follows in this
Article II. For purposes of this Article II, references to "knowledge" of the Company shall mean the actual knowledge of Stig Leschly, Paul Knutson, Sridhar Rao, Timothy Capron, Jordan Olin, or John Chase.

2.1     ORGANIZATION

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Operative Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

2.2     ENFORCEABILITY

        The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. Except for the consent of the Company's Stockholders, all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, the consummation of the Merger, and the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party has been taken. This Agreement has been, and each of the other Operative Documents to which the

Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and, when executed and delivered by the Company, each of the other Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

2.3     CAPITALIZATION

        (a) The authorized capital stock of the Company consists of 7,604,083 shares of Company Common Stock and 4,204,083 shares of the Company's Preferred Stock, par value $.01 per share (the "Company Preferred Stock"), of which 2,000,000 shares are designated as Series A Preferred Stock, one share is designated as Series B Preferred Stock and 2,204,082 shares are designated as Series C Preferred Stock.

        (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 2,250,000 shares of Company Common Stock, 2,000,000 shares of Series A Preferred Stock, one share of Series B Preferred Stock, and 2,204,082 shares of Series C Preferred Stock. All of such shares are, and immediately prior to the Effective Time will be, held of record and, to the knowledge of the Company, beneficially by the Stockholders of the Company as set forth on Schedule 2.3(b) to the Company Disclosure Memorandum.
Schedule 2.3(b) also separately indicates the number of shares of Company Common Stock into which the outstanding Company Preferred Stock is convertible. The outstanding shares of Company Capital Stock as of the date hereof are, and immediately prior to the Effective Time all then outstanding shares of Company Capital Stock will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. To the knowledge of the Company, no Person (as defined in Section 2.5 hereof) other than the Stockholders holds any interest in any of the outstanding shares. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Amazon.com or its counsel.

        (c) As of the date of this Agreement, other than Options to purchase up to 645,117 shares of Company Common Stock which have been granted under the Company Plan or other Stock Purchase Rights (as defined below) set forth on
Schedule 2.3(c) to the Disclosure Schedule, there are no outstanding rights of first refusal or offer, co-sale rights, preemptive rights, Stock Purchase Rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or, to the knowledge of the Company, any Stockholder of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock, and the Company is not committed to issue or grant any such rights, Stock Purchase Rights or other agreements. Set forth on
Schedule 2.3(c) to the Company Disclosure Memorandum is a spreadsheet accurately reflecting the number of such Options and other Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof, and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than as a security holder). The Company has delivered to Amazon.com true and correct copies of the Company Plan, the form of stock option agreements relating to Options granted thereunder, all other agreements with respect to Stock Purchase Rights, and all material deviations therefrom. Schedule 2.3(c) to the Disclosure Memorandum also identifies all Options and Stock Purchase Rights that have been offered in connection with any employee or consulting agreement, arrangement or understanding but that, as of the date hereof, have not been issued or granted. The term "Stock Purchase Rights" shall mean all rights, warrants or options, vested or unvested, to acquire Company Capital Stock, regardless of restrictions or exercise, and securities (including, without limitation, the Company Preferred Stock) and notes convertible or exchangeable at any time, into Company Capital Stock, regardless of restrictions on conversion.

        (d) The Company is not a party or subject to any agreement or understanding, and, to the knowledge of the Company, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No Stockholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Stockholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

        (e) Schedule 2.3(e) to the Company Disclosure Schedule describes all rights granted in favor of the Company to repurchase or to receive upon forfeiture any securities of the Company.

        (f) Except as described on Schedule 2.3(f) to the Company Disclosure Schedule, all Options and Stock Purchase Rights have been granted or issued at fair market value, as determined by the Company's Board of Directors at the date of grant or issuance.

2.4     SUBSIDIARIES AND AFFILIATES

        Except as set forth in Schedule 2.4 to the Company Disclosure Memorandum, (a) the Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity and (b) the Company does not own, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5     NO APPROVALS; NO CONFLICTS

        The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, except for such violations which would not, both individually and in the aggregate, have a Company Adverse Material Effect, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the approval by the Stockholders of the transactions contemplated hereby, as provided under Delaware Law and the Certificate of Incorporation and Bylaws of the Company, (iv) the notification requirements of the HSR Act, and (v) such consents, approvals, authorizations, declarations, filings and registrations the failure of which to obtain or effect would not, both individually and in the aggregate, have a Company Material Adverse Effect, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, except for such defaults, accelerations, terminations, or creations of such rights which would not, both individually and in the aggregate, have a Company Material Adverse Effect, (d) result in the creation of any Encumbrance (as defined in Section 2.9(d)) upon any material assets of the Company or, to the knowledge of the Company, upon any outstanding shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

2.6     FINANCIAL STATEMENTS

        The Company has delivered to Amazon.com (a) unaudited balance sheets, statements of income and expense, statements of cash flow and statements of stockholders' equity of the Company as of or for the fiscal years ended December 31, 1997 and 1998, (b) an unaudited statement of income and expense, statement of cash flow and statement of stockholders' equity of the Company for the two-month period ended February 28, 1999 and (c) an unaudited consolidated balance sheet as of March 31, 1999. All the foregoing financial statements are herein referred to as the "Unaudited Financial Statements"; the Unaudited Financial Statements and the Audited Financial Statements (as defined in Section 6.17) are referred to herein, collectively, as the "Financial Statements"). The unaudited balance sheet of the Company as of December 31, 1998 is herein referred to as the "Company Balance Sheet." The Unaudited Financial Statements have been, and the Audited Financial Statements will be, prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, with respect to the Unaudited Financial Statements, for normal year-end adjustments and the absence of footnotes and other disclosures required solely for audited financial statements) on a basis consistent with prior accounting periods and fairly present or, in the case of the Audited Financial Statements, will present, in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated therein. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet and that would be required under GAAP to be reflected or reserved, except (x) liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of $50,000 in the aggregate or $20,000 individually and (y) as otherwise set forth on Schedule
2.6 to the Company Disclosure Memorandum. The Company maintains standard systems of accounting that are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company's practices with respect to capitalizing software development costs, as reflected in the Financial Statements, are reasonable, in accordance with industry standards and consistent with the advice of the Company's independent accountants.

2.7     ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except for transactions specifically contemplated in this Agreement or as set forth on Schedule 2.7 to the Company Disclosure Memorandum, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

               (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

               (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

               (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

               (d) suffered any change having a Company Material Adverse Effect;

               (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) individually in excess of $20,000 or in excess of $50,000 in the aggregate, except liabilities and obligations (i) that are incurred in the ordinary course of business and consistent with past practice or (ii) that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

               (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet;

               (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any material mortgage, pledge, lien, security interest, encumbrance, restriction or charge which remains in existence on the date hereof, except in the ordinary course of business and consistent with past practice;

               (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) other than as contemplated by this Agreement;

               (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except for such dispositions, lapses and disclosures which would not, both individually and in the aggregate, have a Company Material Adverse Effect;

               (j) made any single capital expenditure or commitment in excess of $20,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $50,000 for additions to property, plant, equipment or intangible capital assets;

               (k) made any change in accounting methods or practices or internal control procedure;

               (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Company Capital Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

               (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Company's stockholders, officers, directors or employees or any affiliate of any of the Company's stockholders, officers, directors or employees, except normal compensation and expense allowances (for travel and other business-related expenses) paid to officers, directors, or employees of the Company; or

               (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

2.8     TAXES

        (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all material respects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid on or before the due date for payment thereof; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a written claim, assertion, or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

        (b) Neither the Company nor any other Person on behalf of the Company
(i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;
(ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed in writing any such adjustment or change in accounting method.

        (c) There is no dispute or claim concerning any Tax liability of the Company claimed or raised by any authority in writing. Schedule 2.8 to the Company Disclosure

Memorandum lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's inception or the inception of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Amazon.com correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

        (d) The Company will not pay or incur any obligation to make any payments in connection with or as a result of the transactions contemplated hereby and is not a party to any agreement that under certain circumstances could obligate it to make any payments in connection with or as a result of the transactions contemplated hereby that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

        (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (f) The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group (as defined below) filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

        (g) The unpaid Taxes of the Company (i) did not, as of December 31, 1998, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

        (h) The Company Disclosure Memorandum sets forth the amount of any net operating loss, net capital loss, net-unrealized built-in loss (as defined under Section 382 of the Code), unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company. There is no limitation on utilization of any such net operating loss or tax item by the Purchaser or Amazon.com under Section 382 of the Code (or any comparable provision of state, local or foreign law).

        (i) All Options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

        As used in this Agreement, the following terms shall have the following meanings:

        "Taxes" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties, and other assessments, including, but not limited to, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any of the foregoing Taxes.

        "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

        "Tax Returns" means any return, declaration, report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.9     PROPERTY

        (a) The Company owns no real property other than the leasehold interests described on Schedule 2.9(a) to the Company Disclosure Memorandum, which contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "Real Property"). The Company has delivered to Amazon.com or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

        (b) Schedule 2.9(b) to the Company Disclosure Memorandum contains a complete and accurate list of each item of personal property having a net book value in excess of $20,000 which is owned, leased, rented or used by the Company, as of the date hereof (the "Personal Property"); provided that such list need not describe the Technology or the IP Rights (as defined in Sections
2.14.2 and 2.14.5, respectively)
listed on Schedule 2.14 to the Company Disclosure Memorandum. The Company has delivered to Amazon.com true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

        (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $20,000 and the Technology and IP Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased or otherwise acquired by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual value of less than $20,000 and the Technology and the IP Rights). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Technology and IP Rights. The Company's offices and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

        (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind (each, an "Encumbrance"), except for Encumbrances related to Taxes not yet due and payable. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the Company and, to the Company's knowledge, against each other party thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

        (e) The Personal Property is free and clear of all Encumbrances, and, other than leased Personal Property which is so noted on the list supplied pursuant to Section 2.9(b) hereof, the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the Company and, to the Company's knowledge, against each other party thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

2.10    CONTRACTS

        Schedule 2.10 to the Company Disclosure Memorandum contains a complete and accurate list (other than the IP Rights listed on Schedule 2.14 to the Company Disclosure Memorandum) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $20,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. All contracts set forth on Schedule 2.10 are valid, binding and enforceable in accordance with their terms against the Company and, to the Company's knowledge, each other party thereto (except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are in full force and effect. The Company has performed in all material respects all obligations imposed on it under the contracts set forth on Schedule 2.10 to the Company Disclosure Memorandum, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been delivered to Amazon.com by the Company. Except as set forth on Schedule 2.10, the Company has no

               (a) contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

               (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

               (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

               (d) notice that any party to a contract listed on Schedule 2.10 intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

               (e) material dispute with any of its suppliers, customers, distributors, licensors or licensees;

               (f) product distribution agreement, development agreement, or license agreement as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to Amazon.com, or standard licenses purchased by the Company for off-the-shelf software);

               (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

               (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; and

               (i) agreements or commitments to provide indemnification.

2.11    CLAIMS AND LEGAL PROCEEDINGS

        Except as set forth on Schedules 2.11 and 2.14 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Schedule 2.11 sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception.

2.12    LABOR AND EMPLOYMENT MATTERS

        There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or, to the Company's knowledge, any of its present or former employees. The Company has complied in all material respects with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Except as set forth in Schedule 2.12 to the Company Disclosure Memorandum, each employee and officer of and consultant to the Company has executed an Employee Agreement Regarding Inventions, Confidentiality and Competitive Activities in the form attached as Exhibit 2.12 to the Company Disclosure Memorandum (a "Nondisclosure Agreement") and, as of the Closing, each employee and officer of and each consultant to the Company who has not executed a Nondisclosure Agreement as of the date hereof shall have executed and delivered to the Company such an agreement. To the Company's knowledge, each Nondisclosure Agreement is, and as of the Closing will be, a valid, binding and enforceable obligation of the employee, officer or consultant named therein. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. Schedule 2.12 to the Company Disclosure Memorandum sets forth a true and complete list of (a) the names and current compensation amounts of all directors and officers of the Company; (b) the names of and wage rates for all nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any);
(c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. Except as set forth in Schedule 2.12 to the Company Disclosure Memorandum, the Company is not in default with respect to any of its obligations referred to in clause (b) above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger. Except as disclosed on Schedule 2.12, all employees of the Company are employed on an "at will" basis.

2.13    EMPLOYEE BENEFIT PLANS

        2.13.1    EMPLOYEE BENEFIT PLAN LISTING

        Schedule 2.13.1 to the Company Disclosure Memorandum sets forth a true, accurate and complete list and description of all retirement, pension, profit sharing, deferred compensation, savings, bonus, incentive, cafeteria, flexible benefits, medical, dental, vision, hospitalization, life insurance, group insurance, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, accident, sick pay, holiday, vacation, severance, stock purchase, stock option, stock appreciation rights, fringe benefit and other employee benefit plans, funds, policies, programs, contracts, arrangements and payroll practices (including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all employment, consulting and personal service contracts and agreements, whether formal or informal, whether written or unwritten, and whether legally binding or not, (a) sponsored, maintained or contributed to by the Company, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, policies, programs, contracts, arrangements and payroll practices are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan"). The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create (or contribute to) any additional employee benefit plan, fund, policy, program, contract, arrangement or payroll practice or to modify or amend any existing Employee Benefit Plan. There has been no amendment, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

        2.13.2    DOCUMENTS PROVIDED

        The Company has delivered to Amazon.com true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (a) copies of the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) copies of the summary plan descriptions, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; and (c) copies of all contracts (and any amendments thereto) relating to such Employee Benefit Plan, including, but not limited to, service provider agreements, administrative service agreements, insurance contracts, annuity contracts, investment management agreements and record-keeping agreements.

        2.13.3    COMPLIANCE

        With respect to each Employee Benefit Plan, (a) such Employee Benefit Plan is, and at all times since its inception has been, maintained, administered and operated in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, and all requirements prescribed thereby, including, but not limited to, ERISA and the Code; (b) all amendments and actions required to bring such Employee Benefit Plan into conformity with the applicable provisions of ERISA, the Code and other applicable laws and regulations have been made or taken within the time prescribed by law, except to the extent that such amendments or actions are not required by law to be made or taken until after the Closing Date; (c) the Company and, to the Company's knowledge, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by each of them in connection with such Employee Benefit Plan; (d) all returns, reports and other disclosures relating to such Employee Benefit Plan required to be filed with any governmental entity or agency or furnished to any participant or beneficiary have been properly completed or prepared and timely filed or furnished in accordance with applicable law; (e) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; and (f) no event has occurred or, to the Company's knowledge, is threatened or about to occur that constitutes or could constitute a nonexempt prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code. Each Employee Benefit Plan that constitutes a "group health plan," as defined in Section 607(1) or 733(a)(1) of ERISA or
Section 4980B(g)(2) of the Code, has been maintained, administered and operated at all times since its inception in compliance in all material respects with the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, Section 4980B(f) of the Code, any regulations under such ERISA and Code sections and any other applicable federal, state, local or foreign law regarding the provision or continuation of health insurance coverage or other welfare benefits (within the meaning of Section 3(1) of ERISA). No event or omission has occurred, or is reasonably expected by the Company to occur (including, but not limited to, any of the transactions contemplated in or by this Agreement), with respect to any Employee Benefit Plan that has or could subject, directly or indirectly, the Company or any other Person to a tax under Chapter 43 of Subtitle D of the Code or a penalty under Part 5 of Subtitle B of Title I of ERISA.

        2.13.4    CONTRIBUTIONS AND PREMIUM PAYMENTS

        All contributions, premiums and other payments due or required to be made to each Employee Benefit Plan under the terms of such Employee Benefit Plan, ERISA, the Code or other applicable law have been timely paid, or, if not yet due, have been properly recorded on the books of the Company.

        2.13.5    RELATED EMPLOYERS

        The Company is not, and has never been, a member of (a) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (b) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (c) an affiliated service group, within the meaning of Section 414(m) of the Code, or (d) any other group of Persons treated as a single employer under Section 414(o) of the Code.

        2.13.6    MULTIEMPLOYER AND TITLE IV PLANS

        The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or

414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is covered by or subject to
Section 408 or 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or any employee benefit plan, fund, program or arrangement that is intended to be qualified under Section 401(a) of the Code.

        2.13.7    POST-TERMINATION WELFARE BENEFITS

        Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) health, severance or any other welfare benefits (within the meaning of Section 3(1) of ERISA) with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any other entity beyond such individual's retirement or other termination of service, other than continuation coverage mandated by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code.

        2.13.8    SUITS, CLAIMS AND INVESTIGATIONS

        There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the Department of Labor (the "DOL") or any other governmental entity or agency, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

        2.13.9    PAYMENTS RESULTING FROM TRANSACTIONS

        Neither the execution and delivery of this Agreement or any of the other Operative Documents nor the consummation of the transactions contemplated in (or by) this Agreement or any of the other Operative Documents will (a) entitle any current or former officer, employee, agent, director or independent contractor of the Company to severance pay, unemployment compensation or any other payment from the Company or any other Person, or otherwise increase the amount of compensation due to any such individual, or (b) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, whether or not some other subsequent action or event would be required to trigger any of the items specified in (a) or (b) above.

2.14    INTELLECTUAL PROPERTY

        2.14.1    GENERAL

        The Company owns or is licensed and has all rights in and to the following as required to conduct its business as now conducted and as proposed to be conducted in any written materials furnished by the Company to Amazon.com, except where the failure to own or have such rights would not have a Company Material Adverse Effect: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel," software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, during the two years prior to the date of this Agreement have been or are currently proposed in written materials furnished by the Company to Amazon.com to be developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and (b) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

        2.14.2    COMPANY TECHNOLOGY

        Schedule 2.14.2 to the Company Disclosure Memorandum sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement (collectively, the "Products"). Except for the Third Party Technologies (as defined in Section 2.14.3), the Company owns all right, title and interest in and to the following (collectively, the "Technology"), free and clear of all Encumbrances: (a) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (b) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (a) above; (c) any and all technology and work in progress related to the items set forth in clauses (a) and (b) above; and (d) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (a), (b) and (c) above. The Technology, excluding the Third Party Technologies, is sometimes referred to herein as the

"Company Technology."

        2.14.3    THIRD PARTY TECHNOLOGY

        Schedule 2.14.3 to the Company Disclosure Memorandum sets forth a list that is complete in all material respects of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies other than license agreements included in shrink-wrapped software packages for software which is readily and generally commercially available to Amazon.com (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use under the terms of the applicable Third Party License (free of any material restriction not expressly set forth in the Third Party Licenses) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology, and (b) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted in any written materials furnished by the Company to Amazon.com. All Third Party Licenses are valid, binding on the Company and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

        2.14.4    TRADEMARKS

        Schedule 2.14.4 to the Company Disclosure Memorandum sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used in a material way by the Company in its business (the "Marks"). The Company has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

        2.14.5    INTELLECTUAL PROPERTY RIGHTS

        Schedule 2.14.5 to the Company Disclosure Memorandum sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the Marks. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").

        2.14.6    MAINTENANCE OF RIGHTS

        Except as set forth on Schedule 2.14.6 to the Company Disclosure Memorandum, the Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Company Material Adverse Effect. Except as set forth in Schedule 2.14.6, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the best of the Company's knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

        2.14.7    THIRD PARTY INFRINGEMENT

        Except as set forth on Schedule 2.14.7 to the Company Disclosure Memorandum, (a) the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use which would have a Company Material Adverse Effect, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

        2.14.8    INFRINGEMENT BY THE COMPANY

        Except as set forth on Schedule 2.14.8 to the Company Disclosure Memorandum, (a) the use of any of the Company Technology in the Company's business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights or claiming that any other entity has any claim of infringement with respect thereto.

        2.14.9    CONFIDENTIALITY

        Except as set forth on Schedule 2.14.9 to the Company Disclosure Memorandum, (a) the Company has not disclosed any source code regarding the Technology to any person or entity other than an employee of the Company and under a written nondisclosure agreement; (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (c) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (d) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.14.9, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

        2.14.10   WARRANTY AGAINST DEFECTS

        Except as set forth in Schedule 2.14.10 to the Company Disclosure Memorandum, the Technology is free from known material defects and substantially conforms to the applicable specifications and documentation for such Technology.

        2.14.11   DOMAIN NAMES

        Schedule 2.14.11 to the Company Disclosure Memorandum sets forth a list of all Internet domain names used by the Company in its business (collectively, the "Domain Names"). The Company has a valid registration and all material rights (free of any material restriction) and freely transferable to the Surviving Corporation) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

        2.14.12   YEAR 2000

        The Company Technology (a) will accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a decrease in the functionality of the Software,
(b) is designed to be used prior to, during and after the calendar year 2000, and (c) will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century ("Y2K Compliant"). The foregoing will not apply to the extent any third party component that provides data for use by the Company Technology is not Y2K Compliant unless and to the extent the failure of the Company Technology to conform to the above warranty would have occurred regardless of the failure of the third party component to be Y2K Compliant.

        2.14.13   INDEMNIFICATION

        The Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

        2.14.14   RESTRICTIONS ON INTELLECTUAL PROPERTY

        To the knowledge of the Company, none of the Company's officers, employees, agents or representatives, during his or her term of employment or engagement with the Company, has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

2.15    CORPORATE BOOKS AND RECORDS

        The Company has furnished to Amazon.com or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) the stock transfer books of the Company. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.16    LICENSES, PERMITS, AUTHORIZATIONS, ETC.

        Except as identified on Schedules 2.1 and 2.5 to the Company Disclosure Memorandum, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

2.17    COMPLIANCE WITH LAWS

        Except as described on Schedule 2.17 to the Company Disclosure Memorandum, the Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure of the Company to so comply would not have a Company Material Adverse Effect. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

2.18    INSURANCE

        The Company Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance in all material respects with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.19    BROKERS OR FINDERS

        The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.20    ABSENCE OF QUESTIONABLE PAYMENTS

        Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

2.21    BANK ACCOUNTS

        Schedule 2.21 to the Company Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.22    INSIDER INTERESTS

        Except as set forth on Schedule 2.22 to the Company Disclosure Memorandum, no stockholder or officer or director of the Company has any interest (other than as a stockholder of the Company) (a) in any Real Property, Personal Property, Technology or IP Rights used in or pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.22, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

2.23    COMPLIANCE WITH ENVIRONMENTAL LAWS

        Neither the Company nor, to the Company's knowledge, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the Company's knowledge, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the Company's knowledge, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law.

2.24    FULL DISCLOSURE

        No information furnished by the Company to Amazon.com or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Company Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

2.25    OPERATING DATA

        On or prior to the date hereof, the Company has delivered to Amazon.com certain of its operating data and certain performance data for each of its Web Sites (including, without limitation, the number of "hits," "conversion" rates, if applicable, average, download times per page, average system resource usage per page, error rates and uptime/availability) as set forth in Schedule 2.25 of the Company Disclosure Memorandum (the "Operations and Web Site Data"). The Operations and Web Site Data accurately and fairly present the operations of and other data related to the Company and the performance of its Web Sites and does not contain any material misstatements or omissions of material facts.

        ARTICLE IIA - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Except as is otherwise set forth with appropriate Section references in the Stockholder Company Disclosure Memorandum attached hereto as Exhibit 2A (the "Stockholder Disclosure Memorandum"), and in order to induce Amazon.com and the Purchaser to enter into and perform this Agreement and the other Operative Documents to be entered into as of the Closing among Amazon.com and the

Stockholders, each Stockholder, individually and not jointly, represents and warrants to Amazon.com and the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article IIA:

2A.1    SOPHISTICATION; ACCREDITATION

        Such Stockholder is (a) either alone or with the assistance of a professional advisor, a sophisticated investor, able to fend for himself, herself or itself in the transactions contemplated by this Agreement and the other Operative Documents to which such Stockholder is a party and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in Amazon.com Common Stock, or (b) an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act").
Schedule 2A.1 to the Stockholder Disclosure Memorandum lists all Stockholders who are accredited investors.

2A.2    OWNERSHIP

        Such Stockholder owns beneficially and of record the Company Capital Stock, Options and other Stock Purchase Rights set forth on Schedules 2.3(b) and 2.3(c) of the Company Disclosure Memorandum, free and clear of any Encumbrance.

2A.3    AMAZON.COM PROSPECTUS

        Such Stockholder has received and reviewed a copy of the prospectus dated August 18, 1998 contained in Amazon.com's shelf registration statement on Form S-4.

2A.4    ENFORCEABILITY; NO CONFLICTS

        (a) Such Stockholder has full power or capacity (as the case may be) and authority to execute this Agreement and the other Operative Documents to which such Stockholder is a party, to make the representations, warranties and covenants herein and therein contained and to perform such Stockholder's obligations hereunder and thereunder.

        (b) This Agreement has been, and each of the other Operative Documents to which such Stockholder is a party at the Closing will have been, duly executed and delivered by such Stockholder, and this Agreement is, and, when executed and delivered by such Stockholder, each of the other Operative Documents to which such Stockholder is a party at the Closing will be, the legal, valid and binding obligations of such Stockholder, enforceable in accordance with their terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

        (c) The execution, delivery and performance by such Stockholder of this Agreement and the other Operative Documents to which he, she or it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not (i) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any law applicable to the such Stockholder; (ii) require any consent, approval or authorization of, or notice to, any Person that has not been obtained or made, other than under the HSR Act; (iii) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which such Stockholder is a party or by which he, she or it is bound; or (iv) result in the creation or imposition of any Encumbrance on any of such Stockholder's shares of Company Capital Stock.

2A.5    CLAIMS AGAINST THE COMPANY

        Such Stockholder does not have any claims against the Company other than any rights or claims arising with respect to such Stockholder's ownership of Company Capital Stock.

2A.6    BROKERS OR AGENTS

        Such Stockholder has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify Amazon.com against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed by such Stockholder.

2A.7    HART-SCOTT-RODINO FILING

        Except as set forth in Section 2A.7 to the Stockholder Disclosure Memorandum, each Stockholder is not subject to, or is exempt from, the jurisdictional elements of the HSR Act.

2A.8    INVESTMENT FOR OWN ACCOUNT

        The Amazon.com Common Stock is being acquired by such Stockholder for investment for his, her or its respective account, not as a nominee or agent; such Stockholder has no present intention of selling, granting any participation in or otherwise distributing any of the Amazon.com Common Stock in a manner contrary to the Securities Act or to any applicable state securities or Blue Sky law, nor does such Stockholder have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Amazon.com Common Stock.

2A.9    RESIDENCY

        For purposes of the application of state securities laws, such Stockholder is a resident of the state as set forth on Schedule 2A.9 of the Stockholder Disclosure Memorandum.

  ARTICLE III - REPRESENTATIONS AND WARRANTIES OF AMAZON.COM AND THE PURCHASER

        In order to induce the Company to enter into and perform this Agreement and the other Operative Documents, Amazon.com and the Purchaser jointly and severally represent and warrant to the Company as follows in this Article III:

3.1     ORGANIZATION

        Amazon.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Amazon.com and the Purchaser has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted, and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Operative Documents to which Amazon.com or the Purchaser is a party, and to consummate the transactions contemplated hereby and thereby. Each of Amazon.com and the Purchaser is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by Amazon.com or the Purchaser, as applicable, or the nature of the business conducted by Amazon.com or the Purchaser, as applicable, makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, liabilities, condition (financial or other) or prospects of Amazon.com (an "Amazon.com Material Adverse Effect"). Each of Amazon.com and the Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the other Operative Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. All the issued and outstanding shares of capital stock of the Purchaser are held of record and beneficially by Amazon.com.

3.2     ENFORCEABILITY

        Amazon.com and the Purchaser each have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative Documents to which they are a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Amazon.com and the Purchaser and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which Amazon.com or the Purchaser is a party, the consummation of the Merger and the performance of all of their respective obligations under this Agreement and the other applicable Operative Documents to which Amazon.com or the Purchaser is a party has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the other Operative Documents to which Amazon.com is a party will have been at the Closing, duly executed and delivered by Amazon.com, and this Agreement is, and, when executed and delivered by Amazon.com, each of the other Operative Documents to which Amazon.com is a party will be at the Closing, a legal, valid and binding obligation of Amazon.com, enforceable against Amazon.com in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities. This Agreement has been, and each of the other Operative Documents to which the Purchaser is a party will have been at the Closing, duly executed and delivered by the Purchaser, and this Agreement is, and each of the other Operative Documents to which the Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

3.3     SECURITIES

        The Amazon.com Common Stock to be issued pursuant to this Agreement including, without limitation, the Closing Date Shares, the Post-Closing Shares and all shares issuable under Options to be assumed by Amazon.com, has been, or will be prior to the Effective Time, duly reserved and authorized for issuance, and such Amazon.com Common Stock, when issued and delivered to the Company's stockholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Article IIA, issued in compliance with applicable federal and state securities laws.

3.4     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

        The execution, delivery and performance of this Agreement and the other Operative Documents by the Purchaser and Amazon.com, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Amazon.com or the Purchaser, except for such violations which would not, both individually and in the aggregate, have an Amazon.com Material Adverse Effect;
(b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the notification requirements of the HSR Act and (iv) such consents, approvals, authorizations, declarations, filings and registrations the failure of which to obtain or effect would not, both individually and in the aggregate, have an Amazon.com Material Adverse Effect;
(c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Amazon.com or the Purchaser is a party or by which it is bound or to which any assets of Amazon.com or the Purchaser are subject, except for such defaults, accelerations, terminations or creations of such rights which would not, both individually and in the aggregate, have an Amazon.com Material Adverse Effect; or (d) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of Amazon.com or of the Purchaser.

3.5     CAPITALIZATION

        The authorized capital stock of Amazon.com consists of 300,000,000 shares of Amazon.com Common Stock, of which 161,371,398 shares were issued and outstanding as of March 31, 1999, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued or outstanding. Such issued and outstanding shares of Amazon.com Common Stock are validly issued, fully paid and nonassessable.

3.6     SEC DOCUMENTS

        Amazon.com has furnished the Stockholders with true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, all Forms 8-K filed after the date of such Form 10-K, and its Proxy Statement relating to its 1999 Annual Meeting of Stockholders (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

3.7     ABSENCE OF CERTAIN CHANGES

        Since the December 31, 1998 financial statements included in the SEC Documents, there has not been any change which by itself or in conjunction with all other such changes, has had or could reasonably be expected to have an Amazon.com Material Adverse Effect, except as disclosed in the SEC Documents.

3.8     FULL DISCLOSURE

        No information furnished by Amazon.com or the Purchaser to the Company, the Stockholders or their respective representatives in connection with this Agreement or the other Operative Documents (including, without limitation, the information contained in the SEC Documents, as the same may have been updated by filings by Amazon.com with the Securities and Exchange Commission after the date hereof but prior to the Closing Date) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

3.9     STOCKHOLDERS CONSENT

        No consent or approval of the stockholders of Amazon.com is required or necessary for Amazon.com to enter into this Agreement or the Operative Documents to which it is a party or to consummate the transactions contemplated hereby and thereby.

3.10    BROKERS OR FINDERS

        Amazon.com has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Amazon.com, any liability for brokerage or finders' fees or agents' commissions or any similar changes in connection with the Merger, this Agreement, or any transaction contemplated hereby.

     ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF AMAZON.COM AND THE
                                    PURCHASER

        The obligations of Amazon.com and the Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by
Amazon.com:

4.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        The representations and warranties of the Company contained herein (including, without limitation, applicable Exhibits or Schedules to the Company Disclosure Memorandum) and in the other Operative Documents shall have been true and correct when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

4.2     PERFORMANCE OF AGREEMENTS

        The Company shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing.

4.3     OPINION OF COUNSEL FOR THE COMPANY

        Amazon.com shall have received the opinion letter of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the Closing Date, substantially in the form of Exhibit 4.3.

4.4     COMPLIANCE CERTIFICATE

        Amazon.com shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Amazon.com, certifying that the conditions to the obligations of Amazon.com and the Purchaser in Sections 4.1, 4.2, 4.5 and 4.6 have been fulfilled.

4.5     MATERIAL ADVERSE CHANGE

        Since the date of this Agreement and through the Closing, there shall not have occurred any Company Material Adverse Effect, except for such changes occurring as a result of the execution or announcement of this Agreement.

4.6     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents, or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents, approvals and notices set forth on Exhibit 4.6 shall have been obtained or delivered.

4.7     SECRETARY'S CERTIFICATE

        Amazon.com shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Amazon.com, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

4.8     NONFOREIGN AFFIDAVIT

        Amazon.com shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit, substantially in the form of Exhibit 4.8.

4.9     COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Amazon.com, the Purchaser or the Company is subject.

4.10    STOCKHOLDER APPROVAL

        The principal terms of this Agreement shall have been approved by the Company's stockholders as required by the Company's Certificate of Incorporation and applicable law.

4.11    LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

4.12    EMPLOYMENT AND NONCOMPETITION ARRANGEMENTS

        More than 66.7% of the Central Employees (determined on the basis of the percentage values assigned to each Central Employee as set forth in Exhibit 1.7.3) shall have accepted the offer of employment pursuant to Section 6.13 and shall have executed Amazon.com's standard form of Confidentiality, Noncompetition and Invention Assignment Agreement, in the form attached hereto as Exhibit 4.12.

4.13    AFFILIATE LETTERS

        The Company shall have delivered or caused to be delivered to Amazon.com an Affiliate Letter substantially in the form of Exhibit 4.13 from each of those Persons who were, on the record date for the stockholders' meeting at which the Merger was approved or on the effective date of any stockholder consent approving the Merger, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act.

4.14    TERMINATION OF CERTAIN AGREEMENTS

        Any and all rights of refusal, co-sale rights and registration rights, if any, for the benefit of the holders of Company Capital Stock or Stock Purchase Rights of the Company shall have been terminated or shall terminate upon consummation of the Merger.

4.15    EXERCISE OF STOCK PURCHASE RIGHTS; CONVERSION OF CONVERTIBLE SECURITIES

        Any and all Stock Purchase Rights and any and all securities and notes convertible at any time into Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted (or, with respect to the Company Series A Stock and Company Series C

Stock, deemed to be converted pursuant to Section 1.7.1(b)), as the case may be, for shares of Company Common Stock prior to the Effective Time, except for the outstanding share of the Company Series B Preferred Stock, which will be converted for cash as of the Effective Time pursuant to Section 1.7.2(b), and for Options assumed by Amazon.com pursuant to Section 1.7.2(e).

4.16    NO DISSENTER RIGHTS EXERCISED GREATER THAN 5% OF STOCK

        No holders of Company Capital Stock shall have delivered to the Company before the Effective Time timely written notice of such holder's intent to demand payment for such shares in accordance with Delaware Law, unless such holder shall have withdrawn or otherwise lost his, her or its right to such payment as a dissenting stockholder. Holders of not more than 5% of the outstanding shares of Company Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered before the Effective Time timely written notice of such holders' intent to demand payment as dissenting stockholders for such shares in accordance with Delaware Law.

4.17    TRANSMITTAL LETTERS

        All holders of the Company Capital Stock shall have executed Letters of Transmittal in the form attached hereto as Exhibit 1.7.4.

4.18    STOCK VESTING AGREEMENTS

        (a) Stig Leschly and Amazon.com shall have entered into a Stock Vesting Agreement, substantially in the form attached hereto as Exhibit 4.18(a).

        (b) Sridhar Rao and Amazon.com shall have entered into a Stock Vesting Agreement, substantially in the form attached hereto as Exhibit 4.18(b), and the Company, Stig Leschly and Sridhar Rao shall have terminated the Stock Purchase and Stock Restriction Agreement, dated as of June 18, 1998, as amended, among such parties.

4.19    NONDISCLOSURE AGREEMENTS

        The Company shall have delivered to Amazon.com true and correct copies of all Nondisclosure Agreements entered into by employees or officers of or consultants to the Company after the date hereof, and no such Nondisclosure Agreement shall contain any exceptions to the terms thereof, including, without limitation, to the exclusive ownership by the Company of all Company-Related Inventions and Developments (as defined therein).

4.20    PROSPECTUS DELIVERY REQUIREMENTS

        At least 20 business days shall have elapsed since the delivery to the Stockholders of the Prospectus dated August 13, 1998, which constitutes part of the Amazon.com's Registration Statement on Form S-4, together with all materials incorporated by reference therein prior to the date such materials were delivered to the Stockholders. Such 20 business day-period shall expire on May 14, 1999.

4.21    ESCROW AGREEMENT

        The Escrow Agreement shall have been executed and delivered by the Stockholder Representative, on behalf of the Stockholders, and by the Escrow Agent.

4.22    ASSIGNMENT OF DOMAIN NAMES

        All rights, title and interest in and to all domain names listed on
Exhibit 4.22 attached hereto shall have been assigned to Amazon.com.

4.23    POST-CLOSING BONUS AMOUNT AGREEMENTS

        The Company shall have delivered to Amazon.com true and correct copies of all agreements by which payments included in the Post-Closing Bonus Amount will be made.

4.24    CONSENT TO ASSUMPTION OF OPTIONS

        All holders of Options that are outstanding immediately prior to the Effective Time shall have consented to the assumption of the Options by Amazon.com on the terms and in the manner set forth in Section 1.7.

4.25    ROLL-UP

        If requested by Amazon.com reasonably in advance of the Effective Time, the Company shall have effected a roll-up of each of its subsidiaries, resulting in the termination, dissolution and winding-up of all such subsidiaries.

     ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
                                  STOCKHOLDERS

        The obligations of the Company and the Stockholders to perform and observe the respective covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the

Company and the Stockholder Representative, on behalf of the Stockholders.

5.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        The representations and warranties of Amazon.com and the Purchaser contained herein and in the other Operative Documents shall have been true and correct when made and, except for (a) changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

5.2     PERFORMANCE OF AGREEMENTS

        Amazon.com and the Purchaser shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3     OPINION OF COUNSEL

        The Company shall have received the opinion letter of Perkins Coie LLP, counsel for Amazon.com and the Purchaser, dated the Closing Date, substantially in the form of Exhibit 5.3.

5.4     COMPLIANCE CERTIFICATE

        The Company shall have received a certificate of an officer of Amazon.com, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2, 5.6 and 5.7 have been fulfilled.

5.5     LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

5.6     MATERIAL ADVERSE CHANGE

        Since the date of this Agreement and through the Closing, there shall not have occurred any change or event that would have an Amazon.com Material Adverse Effect, except for such changes occurring as a direct result of the execution or announcement of this Agreement. Changes in the trading prices of Amazon.com Common Stock shall not be deemed to have an Amazon.com Material Adverse Effect under this Agreement.

5.7     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign (including, without limitation, all approvals required under the HSR Act), the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

5.8     COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Amazon.com, the Purchaser or the Company is subject.

5.9     TAX OPINION

        The Company shall have received an opinion letter of Goodwin, Procter & Hoar, LLP, dated the Closing Date, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, which opinion shall be based on customary representations of the Company and Amazon.com, dated the Closing Date.

5.10    SECRETARY'S CERTIFICATES

        The Company shall have received a certificate of the Secretary of Amazon.com, in form and substance satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors of Amazon.com authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of Amazon.com's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of Amazon.com, shall be attached to such certificate. The Company shall have received a certificate of the Secretary of the Purchaser, in form and substance satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholder of the Purchaser authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Purchaser's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Purchaser, shall be attached to such certificate.

5.11    BLUE SKY LAWS

        Amazon.com shall have received all state securities or blue sky permits and other authorizations necessary to issue the Closing Date Shares pursuant to the Merger.

5.12    ESCROW AGREEMENT

        The Escrow Agreement shall have been executed and delivered by Amazon.com and the Escrow Agent.

5.13    CONSENT TO ASSUMPTION OF OPTIONS

        All holders of Options that are outstanding immediately prior to the Effective Time shall have consented to the assumption of the Options by Amazon.com on the terms and in the manner set forth in Section 1.7.

                             ARTICLE VI - COVENANTS

        Between the date of this Agreement and the Effective Time, or such later period as set forth in Sections 6.5, 6.7, 6.8, 6.14 and 6.16, the parties covenant and agree as set forth in this Article VI.

6.1     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

        Unless Amazon.com shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this

Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Amazon.com:

               (a) amend or otherwise change the Company's Certificate of Incorporation or Bylaws;

               (b) except for the issuance of shares of Company Capital Stock upon the exercise or conversion of currently outstanding Stock Purchase Rights, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice, (ii) any shares of capital stock of any class of the Company, or (iii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company;

               (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

               (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

               (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $20,000 or capital expenditures which are, in the aggregate, in excess of $50,000 for the Company taken as a whole;
(v) enter into any agreement in which the obligation of the Company exceeds $10,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution; (vi) license any Technology or IP Rights; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

               (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to any of its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, Employee Benefit Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

               (h) make any Tax election or settle or compromise any Tax liability;

               (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

               (j) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV hereof not being satisfied; or

               (k) agree to do any of the foregoing.

6.2     ACCESS TO INFORMATION; CONFIDENTIALITY

        Subject to the terms of the Mutual Nondisclosure Agreement between Amazon.com and the Company entered into as of April 12, 1999, from the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Amazon.com access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Amazon.com with all financial, operating and other data and information as Amazon.com, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Amazon.com with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under such Mutual Nondisclosure Agreement.

6.3     NO ALTERNATIVE TRANSACTIONS

        Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall notify Amazon.com promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Amazon.com, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement (e.g. agreement not to invest in or seek change of control of the Company) to which the Company is a party.

6.4     NOTIFICATION OF CERTAIN MATTERS

        Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the rights or remedies available to the parties hereunder.

6.5     FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

        Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and of other Persons as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company, and to effect the issuance of the Amazon.com Common Stock to the stockholders of the Company pursuant to the terms and conditions hereof.

6.6     STOCKHOLDER APPROVAL

        The Company will obtain either the approval at a special meeting of stockholders or the written consent of the stockholders at the earliest practicable date approving this Agreement, the other Operative Documents, the Merger and related matters, which approval will be recommended by the Board of Directors of the Company.

6.7     AMAZON.COM COMMON STOCK

        Amazon.com agrees to list on the Nasdaq National Market, on or prior to the Closing Date, the Closing Date Shares and those required to be reserved for issuance upon exercise of Options assumed in connection with the Merger. Amazon.com agrees to list on the Nasdaq National Market, on or prior to the Post-Closing Issuance Date, the Post-Closing Shares.

6.8     SECURITIES ACT COMPLIANCE

        Amazon.com represents and warrants that the issuance of (a) the Closing Date Shares will have been registered on or prior to the Closing under the Securities Act, pursuant to a registration statement on Form S-4, which shall be effective as of the Closing and (b) the Post-Closing Shares will have been registered on or prior to the Post-Closing Issuance Date under the Securities Act, pursuant to a registration statement which shall be effective as of the Post-Closing Issuance Date. As a result, the shares of Amazon.com Common Stock issuable in the Merger will be freely tradable, without restriction under the Securities Act, other than those restrictions imposed on affiliates of the Company pursuant to Rule 145(d) under the Securities Act and those restrictions imposed on affiliates of Amazon.com pursuant to Rule 144 under the Securities Act. For so long as any shares of Amazon.com Common Stock issued in connection with the Merger remain subject to Rule 145 of the Securities Act, Amazon.com agrees to use commercially reasonable efforts to timely file all required reports under the Exchange Act, and otherwise satisfy the requirements of Rule 144(c) under the Securities Act.

6.9     DISSENTING SHARES

        Prior to the Closing Date, the Company shall furnish Amazon.com with the name and address of each stockholder of the Company who, prior to the Closing, has requested appraisal rights pursuant to Delaware Law and the number of Dissenting Shares owned by such stockholder.

6.10    PUBLICITY

        No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Amazon.com, which consent shall not be unreasonably withheld (and Amazon.com, the Company and the Stockholder Representative, on behalf of the Stockholders, shall cooperate as to the timing and content of any such press release, announcement or communication), except as such release, announcement or communication may be required by governmental authorities, a court of competent jurisdiction or applicable law (including, without limitation, securities laws affecting Amazon.com's public disclosure obligations), in which case the party releasing the information shall use its best efforts to provide the information contained therein to Amazon.com, the Company and the Stockholder Representative in advance of its disclosure.

6.11    OPTION GRANTS

        Promptly following the Effective Date, Amazon.com will act to grant nonqualified stock options to certain employees of the Company at an exercise price per share equal to the Amazon.com Common Stock fair market value as determined under the Amazon.com 1999 Stock Option Plan (the "Amazon.com 1999 Plan") at the first date the plan administrator of the Amazon.com 1999 Plan acts following the Closing Date. Unless otherwise agreed by Amazon.com and the Company in writing, all such stock options granted by Amazon.com shall vest in accordance with the


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

standard vesting schedule under the Amazon.com 1999 Plan, except that the options granted to Stig Leschly shall vest 20% on the second anniversary of the Closing Date, an additional 20% on the third anniversary of the Closing Date, and an additional 5% at the end of each three-month period thereafter until fully vested.

6.12    OPTION SHARES; REGISTRATION

        Amazon.com shall take all corporate action necessary to reserve for issuance a sufficient number of Amazon.com Common Stock for delivery upon exercise of the Options assumed in accordance with Section 1.7.2. Amazon.com shall file with respect to shares of Amazon.com Common Stock subject to such Options held by individuals who are employees of the Company as of the time the registration statement described below becomes effective, a registration statement on Form S-8 (or any successor form) to be effective no later than the later of (a) the first business day after the Closing Date and (b) the fourth business day after the date on which the Audited Financial Statements are delivered to the Company. Amazon.com shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding. As a result of such registration, the shares of Amazon.com Common Stock covered by such registration statement that are issuable upon the exercise of such Options will be freely tradable, without restriction under the Securities Act, other than any restrictions imposed on affiliates of the Company pursuant to Rule 145(d) under the Securities Act and those restrictions imposed on affiliates of Amazon.com pursuant to Rule 144 under the Securities Act. For so long as any such shares of Amazon.com Common Stock remain subject to Rule 145 of the Securities Act, Amazon.com agrees to use commercially reasonable efforts to timely file all required reports under the Exchange Act, and otherwise satisfy the requirements of Rule 144(c) under the Securities Act.

6.13    EMPLOYEE MATTERS

        Amazon.com shall offer, or cause to be offered, employment with itself or any Amazon.com Entity to each Central Employee and, as Amazon.com may elect in its sole discretion, to such other employees of the Company, such employment to commence as soon as is practically possible but in any event primarily in Seattle, Washington within two weeks after the Closing and fully in Seattle, Washington within six weeks after the Closing. Central Employees and any other employees offered employment shall evidence acceptance of such employment offer by executing Amazon.com's standard form of Confidentiality, Noncompetition and Inventions Agreement, in the form attached hereto as Exhibit 4.12.

        At the Effective Time, each employee of the Company who is offered and accepts employment with an Amazon.com Entity as set forth in this Section will be provided with employee benefit plans, programs and arrangements by such Amazon.com Entity which in the aggregate are no less favorable to such employee than those generally provided from time to time by such Amazon.com Entity to similarly situated employees.

6.14    INDEMNIFICATION

        Amazon.com agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of a director or officer of the Company provided for in the Company's Certificate of Incorporation or Bylaws, as in effect of the date hereof with respect to matters occurring prior to the Effective Time, shall, subject to the terms thereof, (a) survive the Merger and
(b) continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim.

6.15    BLUE SKY LAWS

        Amazon.com shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Amazon.com Common Stock in connection with the Merger. The Company and the Stockholders shall use commercially reasonable efforts to assist Amazon.com as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Amazon.com Common Stock in connection with the Merger.

6.16    HART-SCOTT-RODINO FILINGS

        Amazon.com and the Stockholders agree to make (a) all filings required under the HSR Act in connection with the Merger (other than those filings required with respect to the issuance of the Post-Closing Shares) within three business days after the date hereof and (b) any filings required under the HSR Act with respect to the issuance of the Post-Closing Shares no less than 45 days prior to the first anniversary of the Closing Date.

6.17    AUDITED FINANCIAL STATEMENTS

        At least four business days prior to the Closing Date, the Company shall deliver to Amazon.com an audited balance sheet, an audited statement of income and expenses, an audited statement of cash flow and an audited statement of stockholders


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

equity of the Company as of and for the fiscal year ended December 31, 1998. These audited financial statements shall not reflect any material adverse change from the Unaudited Financial Statements as at and for the same periods.

6.18    REPAYMENT OF INDEBTEDNESS, RELEASES OF LIENS

        Prior to the Effective Time, the Company shall use commercially reasonable efforts to pay all amounts owing under the Loan and Security Agreement dated October 9, 1998, as amended, between Silicon Valley Bank ("SVB") and the Company, and under any other lending agreements or arrangements with SVB, and to cause SVB to release, prior to the Effective Time, all Encumbrances in SVB's favor with respect to any of the Company's assets.

6.19    OPTIONHOLDER CONSENTS

        The Company shall use commercially reasonable efforts to cause the holders of Options to provide the consents thereof specified in Sections 4.24 and 5.13 prior to April 30, 1999.

6.20    LINKSHARE AGREEMENT

        The Company shall use commercially reasonable efforts to amend and terminate the LinkShare Network Membership Agreement For Merchants, dated March 16, 1999 (the "LinkShare Agreement"), between LinkShare Corporation and the Company, in such a manner that neither Amazon.com nor any of its affiliates will be subject to the provisions of Section 6.5 thereof after the termination of the LinkShare Agreement, the consummation of the Merger or the Effective Date.

6.21    LEASE TERMINATIONS

        The Company shall use commercially reasonable efforts to terminate, prior to the Effective Time, the leases referred to on Schedule 2.9(a) to the Company Disclosure Memorandum.

                   ARTICLE VIA - COVENANTS OF THE STOCKHOLDERS

6A.1    RESTRICTIONS ON TRANSFER

        Each Stockholder will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Amazon.com Common Stock that the undersigned may acquire in connection with the Merger, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities

Act; (ii) in a transaction otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

6A.2    EXECUTION OF ALL OPERATIVE DOCUMENTS

        Each Stockholder will execute at or prior to Closing each Operative Document to which it is a party.

6A.3    AGREEMENT TO VOTE SHARES

        (a) Each Stockholder shall vote or cause to be voted, or execute a written consent with respect to, his, her or its shares of Company Capital Stock
(i) in favor of adoption and approval of the this Agreement and all transactions relating hereto or contemplated hereby at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto, and (ii) against any proposal by a party other than Amazon.com or the Purchaser to merge or consolidate with the Company or any subsidiary of the Company or to sell all or substantially all the assets of the Company or any subsidiary of the Company at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

        (b) Each Stockholder agrees that he, she or it will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any shares of Company Capital Stock in a voting trust or subject the shares to any agreement, arrangement or understanding with respect to the voting of the shares inconsistent with this Agreement.

6A.4    LIMITATION ON SALES

        During the term of this Agreement, each Stockholder agrees not to sell, assign, transfer, pledge, encumber or otherwise dispose of any of his, her or its shares of Company Capital Stock.

6A.5    WAIVER OF DISSENTER'S RIGHTS

        Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that such Stockholder may have by virtue of the ownership of any shares of Company Capital Stock.

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

6A.6    TAXES

        Each Stockholder shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes arising from or relating to the transactions contemplated by this Agreement, to the extent they relate specifically to the issuance of shares of Amazon.com Common Stock to such Stockholder, and such Stockholder shall, at his, her or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1     TERMINATION

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

               (a) by mutual written consent;

               (b) by either the Company or Amazon.com, if the Merger has not been consummated by June 15, 1999; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

               (c) by either the Company or Amazon.com, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Amazon.com, the Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

               (d) by the Company, in the event of a material breach by Amazon.com of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 15, 1999;

               (e) by Amazon.com, (i) in the event of a material breach by the Company or by the Stockholders of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 15, 1999 or
(ii) in


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the event (A) Stig Leschly, (B) three or more Primary Key Employees other than
Mr. Leschly or (C) two or more Primary Key Employees other than Mr. Leschly and both Secondary Key Employees shall not have accepted the offer of employment pursuant to Section 6.13 within 14 days of the date hereof (or if any such acceptance is terminated by such Primary Key Employees or Secondary Key Employees prior to the Effective Time).

7.2     EFFECT OF TERMINATION

        In the event of the termination of this Agreement pursuant to Section
7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

7.3     AMENDMENT

        This Agreement may not be amended except by an instrument in writing signed by Amazon.com, the Purchaser, the Company and Stockholders holding an aggregate of at least 90% of the Company Common Stock (including Common Conversion Shares) then outstanding; provided, however, that after approval of this Agreement by the Stockholders, no amendment will be made which by applicable law requires the further approval of the Company's stockholders without obtaining such further approval.

7.4     WAIVER

        At any time prior to the Effective Time, Amazon.com may (a) extend the time for the performance of any obligation or other act of the Company or the Stockholders, (b) waive any inaccuracy in the representations and warranties of the Company or the Stockholders contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of the Company or the Stockholders or any condition to the obligations of Amazon.com and the Purchaser contained herein. At any time prior to the Effective Time, the Company may (a) extend the time for the performance of any obligation or other act of Amazon.com or the Purchaser, (b) waive any inaccuracy in the representations and warranties of Amazon.com or the Purchaser contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of Amazon.com or the Purchaser or any condition to the obligations of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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

                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

8.1     SURVIVAL

        All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year after the Effective Time (the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 6.4 hereof; provided, however, that any claim based on fraud shall survive the Closing indefinitely. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

8.2     INDEMNIFICATION BY THE STOCKHOLDERS

        Subject to the limitations set forth in this Article VIII, from and after the Closing, each Stockholder shall indemnify and hold Amazon.com, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act) (the "Amazon.com Indemnified Parties") harmless from and against, and shall reimburse, on a net after-tax basis (after taking into account any Taxes imposed on the receipt of the reimbursement and any Tax benefits actually utilized in reducing its Taxes), the Amazon.com Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("Losses") arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or such Stockholder in this Agreement or in any other Operative Document; (ii) any failure by the Company or such Stockholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document; or (iii) any liability for withholding Taxes imposed with respect to any Merger Consideration payable to Stockholders. If Amazon.com cannot utilize a Tax benefit generated by any Losses, Amazon.com shall repay to the Stockholder Representative, on behalf of the Stockholders, an amount equal to such Tax benefit when and in the amount utilized, but in no event greater than the amount paid by the Stockholders under this Section 8.2 with respect to such Losses.



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

8.3     INDEMNIFICATION BY AMAZON.COM

        Subject to the limitations set forth in this Article VIII, from and after the Closing, Amazon.com shall indemnify and hold the Stockholders harmless from and against, and shall reimburse the Stockholders for, any and all Losses arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by Amazon.com or the Purchaser in this Agreement or in any other Operative Document; or (ii) any failure by Amazon.com or the Purchaser to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

8.4     THRESHOLD AND LIMITATIONS; ADJUSTMENT OF MERGER CONSIDERATION

        (a) No Amazon.com Indemnified Party or Stockholder shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article VIII ("Claims") until the aggregate Losses for which the Amazon.com Indemnified Parties or the Stockholders, as the case may be, would otherwise be entitled to receive indemnification exceed $200,000 (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, the Amazon.com Indemnified Parties or the Stockholders, as the case may be, shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold; and, provided further, that the Amazon.com Indemnified Parties and the Stockholders (collectively, the "Indemnified Parties") shall be entitled to indemnification for all Losses based upon a claim of fraud without regard to the Threshold.

        (b) Except for Losses based upon a claim of fraud, the aggregate liability of any Stockholder under this Article VIII shall be limited to such Stockholder's Escrow Shares. For Losses based upon a claim of fraud, the aggregate liability of any Stockholder under this Article VIII shall be limited to a dollar amount equal to the sum of (i) the product of the Closing Price multiplied by the number of Closing Date Shares such Stockholder receives in connection with the Merger, plus (ii) the product of the Post-Closing Price multiplied by the number of Post-Closing Shares such Stockholder receives in connection with the Merger. Except for Losses based on fraud, the Amazon.com Indemnified Parties shall not be entitled to pursue any Claims against a Stockholder directly or personally and the sole recourse of the Amazon.com Indemnified Parties shall be to make Claims against the Escrow Shares of such Stockholder in accordance with the terms of the Escrow Agreement. In the event of any Claim based upon fraud by a Stockholder (but not based on fraud by the Company), the Amazon.com Indemnified Parties shall be entitled to pursue the Claim only against such Stockholder and any other Stockholders participating in the fraud. In the event of any Claim based upon fraud by the Company, the Amazon.com Indemnified Parties shall be entitled to pursue the Claim against all Stockholders.

        (c) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the applicable time period as set forth in Section 8.1 hereof. Notwithstanding the foregoing, indemnity may be sought after the expiration of the Survival Period pursuant to this Article VIII if a Claim Notice (as defined in Section 8.5(a) hereof) shall have been delivered to the Stockholder Representative, on behalf of the Stockholders, or to Amazon.com, as the case may be, prior to the expiration of the Survival Period.

        (d) The indemnification obligations of the Stockholders under this
Article VIII (including, without limitation, with respect to any Claim based on fraud) shall be satisfied, first, by means of the release from escrow to the Amazon.com Indemnified Parties of Escrow Shares in accordance with the provisions of the Escrow Agreement. The number of Escrow Shares to be released from escrow to the Amazon.com Indemnified Parties in payment of any Claims shall be determined by dividing (x) the aggregate dollar amount of such Claims by (y) the Closing Price. The aggregate value of Claims paid by means of such release of Escrow Shares shall be deemed to reduce the total Merger Consideration otherwise payable to the Stockholders pursuant to Section 1.7 of this Agreement. Any such Claims shall be deemed to reduce the Escrow Shares, pro rata with respect to each Stockholder, as determined by reference to the number of Closing Date Shares such Stockholder is entitled to receive in the Merger as compared to all other Stockholders; provided, however, that any Claims paid with respect to any Loss related to any representation, warranty, covenant or agreement of a Stockholder or based upon fraud by a Stockholder shall not result in a pro rata reduction of the Escrow Shares but shall reduce only the Escrow Shares of such Stockholder.

8.5     PROCEDURE FOR INDEMNIFICATION

        (a) An Indemnified Party shall give written notice (the "Claim Notice") of any Claim for indemnification under this Article VIII to the Stockholder Representative, on behalf of the Stockholders, or to Amazon.com, as the case may be, reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "Third Party Claim") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Article VIII; provided, however, that the failure or delay to so notify the Stockholder Representative or Amazon.com, as the case may be, shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that his, her or its ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and shall include the amount of the indemnifiable Losses (or, if such amount is not then determined, a good faith estimate thereof) and the basis for the determination of the amount of such Losses.

        (b) (i) (A) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Stockholder Representative, on behalf of the Stockholders, shall have the right, upon written notice given by the Stockholder Representative to the Amazon.com Indemnified Party within 30 days after receipt by the Stockholder Representative of the notice from the Amazon.com Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Stockholders' sole expense, in which case the provisions of Section 8.5(b)(ii) hereof shall govern; provided, however, that, notwithstanding the foregoing, Amazon.com may elect to assume the defense and handle any such Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Amazon.com, in which case the provisions of Section 8.5(c)(ii) hereof shall govern.

                    (B) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, Amazon.com shall have the right, upon written notice given by Amazon.com to the Stockholder Representative within 30 days after receipt by Amazon.com of the notice from a Stockholder of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Amazon.com's sole expense, in which case the provisions of Section 8.5(b)(ii) hereof shall govern

               (ii) The Stockholder Representative, on behalf of the Stockholders, or Amazon.com, as the case may be, shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Stockholder Representative or Amazon.com, as the case may be, shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. Neither the Stockholder Representative nor Amazon.com, as the case may be, shall, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless
(A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) with respect to any Claim by an Amazon.com Indemnified Party, Amazon.com shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Amazon.com. The Indemnified Party shall cooperate with the Stockholder Representative or Amazon.com, as the case may be, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

        (c)   (i)    (A) If (x) the Stockholder Representative does not give
written notice to the Amazon.com Indemnified Party pursuant to Section 8.5(b)(i)(A) within 30 days after receipt of the notice from the Amazon.com Indemnified Party of any Third Party Claim of the Stockholder Representative's election to assume the defense or handling of such Third Party Claim or (y) Amazon.com elects to assume the defense and the handling of such Third Party Claim pursuant to the proviso in Section 8.5(b)(i)(A), the provisions of Section 8.5(c)(ii) hereof shall govern.

                     (B) If Amazon.com does not give written notice to the Stockholder Representative pursuant to Section 8.5(b)(i)(B) within 30 days after receipt of the notice from a Stockholder of any Third Party Claim of Amazon.com's election to assume the defense or handling of such Third Party Claim, the provisions of Section 8.5(c)(ii) hereof shall govern.

               (ii) The Indemnified Party may, at the indemnifying party's expense , select counsel reasonably acceptable to the indemnifying party in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as the Indemnified Party may deem appropriate and in consultation with the indemnified party; provided, however, that the Indemnified Party shall keep the Stockholder Representative or Amazon.com, as the case may be, timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Stockholder Representative or Amazon.com, as the case may be, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

8.6     REMEDIES; SPECIFIC PERFORMANCE

        Except as otherwise provided, the indemnification provisions of this



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Article VIII are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                              ARTICLE IX - GENERAL

9.1     TAX MATTERS

        All of the parties hereto shall cooperate, as and to the extent reasonably requested, in connection with the preparation of any Tax Return and any audit, investigation, litigation or other action with respect to Taxes that may be instituted after the Closing.

9.2     EXPENSES

        Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses (including, without limitation, legal fees and expenses and filing fees under the HSR Act) incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents; provided, however, that all fees and expenses incurred by or on behalf of the Company in excess of $250,000 in connection with the transactions contemplated by this Agreement or the other Operative Documents shall be the sole joint and several responsibility of the Stockholders; and, provided further, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.3     NOTICES

        Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery,


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the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

        TO AMAZON.COM OR THE PURCHASER:

               Amazon.com, Inc.
               1516 Second Avenue
               Seattle, Washington  98101
               Fax: (206) 834-7010
               Attention:  Legal

        with a copy to:

               Perkins Coie LLP
               1201 Third Avenue, 40th Floor
               Seattle, Washington 98101-3099
               Fax: (206) 583-8500
               Attention:  Scott L. Gelband

        TO THE COMPANY:

               e-Niche Incorporated
               875 Massachusetts Avenue, 6th Floor
               Cambridge, Massachusetts  02139
               Fax:  (617) 491-7004
               Attention:  Stig Leschly

        with a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts  02109-2881
               Fax:  (617) 523-1231
               Attention:  Kevin M. Dennis

        TO THE STOCKHOLDER REPRESENTATIVE:

               Stig Leschly
               c/o e-Niche Incorporated
               875 Massachusetts Avenue, 6th Floor
               Cambridge, Massachusetts  02139

               Fax:  (617) 491-7004

        with a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts  02109-2881
               Fax:  (617) 523-1231
               Attention:  Kevin M. Dennis

9.4     SEVERABILITY

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.5     ENTIRE AGREEMENT

        This Agreement, the Mutual Nondisclosure Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.6     ASSIGNMENT

        This Agreement shall not be assigned prior to the Closing by operation of law or otherwise; provided, however, that the Purchaser's rights and obligations may be assigned to and assumed by Amazon.com or by any other corporation wholly owned (directly or through intermediate wholly-owned subsidiaries) by Amazon.com.

9.7     PARTIES IN INTEREST

        This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8     GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

9.9     HEADINGS

        The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10    COUNTERPARTS

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

9.11    WAIVER OF JURY TRIAL

        Amazon.com, the Company, the Purchaser and each of the Stockholders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

               [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.


                                            AMAZON.COM, INC.



                                            By /s/ Randy Tinsley
                                              ----------------------------------
                                            Its  Treasurer
                                              ----------------------------------



                                            AMAZON.COM AUCTIONS, INC.



                                            By /s/ Randy Tinsley
                                              ----------------------------------
                                            Its  Treasurer
                                              ----------------------------------



                                            E-NICHE INCORPORATED



                                            By /s/ Stig Leschly
                                              ----------------------------------
                                            Its  President & CEO
                                              ----------------------------------


                                            STOCKHOLDERS:



                                             /s/ Stig Leschly
                                            ------------------------------------
                                            Stig Leschly


                                      -S-1-

                               /s/ Sri Rao
                              --------------------------------------------------
                              Sri Rao



                              POLARIS VENTURE PARTNERS II, L.P.
                              By: Polaris Venture Management Co. II, L.L.C. Its General Partner


                              By  /s/ John Gannon
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                              POLARIS VENTURE PARTNERS FOUNDERS' FUND II, L.P.
                              By: Polaris Venture Management Co. II, L.L.C. Its General Partner


                              By  /s/ John Gannon
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                              ACCEL VI L.P.
                              By:   Accel VI Associates L.L.C.
                                    Its General Partner


                              By  /s/ G. Carter Sednaoui
                                ------------------------------------------------
                              Its
                                ------------------------------------------------


                                      -S-2-

                              ACCEL INTERNET FUND II, L.P.
                              By: Accel Internet Fund II Associates L.L.C. Its General Partner


                              By   /s/ G. Carter Sednaoui
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                              ACCEL KEIRETSU VI L.P.
                              By:   Accel Keiretsu VI Associates L.L.C.
                                    Its General Partner


                              By  /s/ G. Carter Sednaoui
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                              ACCEL INVESTORS '98 L.P.

                              By  /s/ G. Carter Sednaoui
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                              THE WASHINGTON POST COMPANY

                              By  /s/ John B. Morse, Jr.
                                ------------------------------------------------
                              Its
                                ------------------------------------------------



                               /s/ Lotte Leschly
                              --------------------------------------------------
                              Lotte Leschly



                                      -S-3-

                              /s/ George Conrades
                              --------------------------------------------------
                              George Conrades



                              /s/ Mitch Kapor
                              --------------------------------------------------
                              Mitch Kapor



                              /s/ Russell Carson
                              --------------------------------------------------
                              Russell Carson



                              /s/ Bill Sahlman
                              --------------------------------------------------
                              Bill Sahlman



                              /s/ Frank O'Connell
                              --------------------------------------------------
                              Frank O'Connell



                              /s/ Kosmo Kallierekos
                              --------------------------------------------------
                              Kosmo Kallierekos



                              /s/ Virginia M. Turezyn
                              --------------------------------------------------
                              Virginia M. Turezyn



                              /s/ Tom Cohen
                              --------------------------------------------------
                              Tom Cohen

                                      -S-4-

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


      This First Amendment to Agreement and Plan of Merger (this "Amendment") is made and entered into as of May 7, 1999, by and among Amazon.com, Inc., a Delaware corporation ("Amazon.com"), Amazon.com Auctions, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com (the "Purchaser"), e-Niche Incorporated, a Delaware corporation (the "Company"), and all the stockholders of the Company (the "Stockholders").

                                    RECITALS

      A. Amazon.com, the Purchaser, the Company and the Stockholders are all the parties to the Agreement and Plan of Merger dated as of April 24, 1999 (the "Agreement"), pursuant to which the parties have agreed that, on the terms and subject to the conditions of the Agreement, the Company shall be merged with and into the Purchaser, with the Purchaser being the surviving corporation.

      B. Amazon.com, the Purchaser, the Company and the Stockholders desire to amend the Agreement as set forth herein.

      C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT OF AGREEMENT AND PLAN OF MERGER

      The parties hereby modify and amend the Agreement as follows:

      (a) By deleting the name "Stig Leschly" in Section 1.8 of the Agreement and by substituting in lieu thereof the name "Jonathan A. Flint".

      (b) By deleting the name of and the address information for the Stockholder Representative in Section 9.3 of the Agreement and by substituting in lieu thereof the following:

            "Jonathan A. Flint
            c/o Polaris Venture Partners
            1000 Winter Street, Suite 3350
            Waltham, Massachusetts  02451-1215
            Fax:  (781) 290-0880"

      (c) By adding to the end of Section 2.4 of the Agreement the following sentence:

            "If the subsidiary set forth in Schedule 2.4 to the Company Disclosure Schedule were deemed to be the "Company" for purposes of the representations and warranties in this Article II, such representations and warranties would be true and correct in all material respects with respect to such subsidiary, other than those in Section 2.3 and in the first sentence of Section 2.1."

      (d) By deleting the reference to "Amazon.com" in Section 4.22 of the Agreement and by substituting in lieu thereof "the Company".

      (e) By deleting Section 8.4(d) of the Agreement in its entirety and by substituting in lieu thereof the following Section 8.4(d):

            " (d) The indemnification obligations of the Stockholders under this
            Article VIII (including, without limitation, with respect to any Claim based on fraud) shall be satisfied, first, by means of the release from escrow to Amazon.com, on behalf of the Amazon.com Indemnified Parties, of Escrow Shares in accordance with the provisions of the Escrow Agreement. The number of Escrow Shares to be released from escrow to Amazon.com in payment of any Claims shall be determined by dividing (x) the aggregate dollar amount of such Claims by (y) the Closing Price. The aggregate value of Claims paid by means of such release of Escrow Shares shall be deemed to reduce the total Merger Consideration otherwise payable to the Stockholders pursuant to Section 1.7 of this Agreement. Any such Claims shall be deemed to reduce the Escrow Shares, pro rata with respect to each Stockholder, as determined by reference to the number of Closing Date Shares such Stockholder is entitled to receive in the Merger as compared to all other Stockholders; provided, however, that any Claims paid with respect to any Loss related to any representation, warranty, covenant or agreement of a Stockholder or based upon fraud by a Stockholder shall not result in a pro rata reduction of the Escrow Shares but shall reduce only the Escrow Shares of such Stockholder."

      (f) By deleting Sections 8.5(a), (b) and (c) of the Agreement in their entirety and by substituting in lieu thereof the following Sections 8.5(a), (b) and (c):

            " (a) Amazon.com, on behalf of the Amazon.com Indemnified Parties, and the Stockholder Representative, on behalf of the Stockholders, shall give written notice (the "Claim Notice") of any Claim for indemnification under this Article VIII to the Stockholder Representative or to Amazon.com, as the case may be, as well as to the Escrow Agent reasonably promptly after the assertion against an Indemnified Party of any claim by a third party (a "Third Party Claim") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Article VIII; provided, however, that the failure or delay to so notify the Stockholder Representative or Amazon.com, as the case may be, or the Escrow Agent shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that his, her or its ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and shall include the amount of the indemnifiable Losses (or, if such amount is not then determined, a good faith estimate thereof), the basis for the determination of the amount of such Losses and, if the Claim is asserted against less than all of the Stockholders, the identity of such Stockholders against whom the Claim is asserted.

                  (b) (i) (A) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Stockholder Representative, on behalf of the Stockholders, shall have the right, upon written notice given by the Stockholder Representative to Amazon.com, on behalf of the Amazon.com Indemnified Party, within 30 days after receipt by the Stockholder Representative of the notice from Amazon.com of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Stockholders' sole expense, in which case the provisions of
            Section 8.5(b)(ii) hereof shall govern; provided, however, that, notwithstanding the foregoing, Amazon.com may elect to assume the defense and handle any such Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Amazon.com, in which case the provisions of Section 8.5(c)(ii) hereof shall govern.

                              (B) Subject to the rights of or duties to any
            insurer or other third party having potential liability therefor, Amazon.com shall have the right, upon written notice given by Amazon.com to the Stockholder Representative within 30 days after receipt by Amazon.com of the notice from a Stockholder of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Amazon.com's sole expense, in which case the provisions of
            Section 8.5(b)(ii) hereof shall govern.

                        (ii) The Stockholder Representative, on behalf of the
            Stockholders, or Amazon.com, as the case may be, shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Stockholder Representative or Amazon.com, as the case may be, shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. Neither the Stockholder Representative nor Amazon.com, as the case may be, shall, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) with respect to any Claim by or on behalf of an Amazon.com Indemnified Party, Amazon.com shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Amazon.com. The Indemnified Party shall cooperate with the Stockholder Representative or Amazon.com, as the case may be, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) (A) If (x) the Stockholder Representative does not give written notice to Amazon.com pursuant to Section 8.5(b)(i)(A) within 30 days after receipt of the notice from Amazon.com of any Third Party Claim of the Stockholder Representative's election to assume the defense or handling of such Third Party Claim or (y) Amazon.com elects to assume the defense and the handling of such Third Party Claim pursuant to the proviso in Section 8.5(b)(i)(A), the provisions of Section 8.5(c)(ii) hereof shall govern.

                              (B) If Amazon.com does not give written notice to
            the Stockholder Representative pursuant to Section 8.5(b)(i)(B) within 30 days after receipt of the notice from a Stockholder of any Third Party Claim of Amazon.com's election to assume the defense or handling of such Third Party Claim, the provisions of Section 8.5(c)(ii) hereof shall govern.

                        (ii) The Indemnified Party may, at the indemnifying
            party's expense , select counsel reasonably acceptable to the indemnifying party in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as the Indemnified Party may deem appropriate and in consultation with the indemnified party; provided, however, that the Indemnified Party shall keep the Stockholder Representative or Amazon.com, as the case may be, timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Stockholder Representative or Amazon.com, as the case may be, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense."

      (g) By replacing Schedule 2.8(i) to the Company Disclosure Schedule with the revised Schedule 2.8(i) attached hereto.

      (h) By replacing Exhibit 1.7.2(c) to the Agreement with the revised
Exhibit 1.7.2(c) attached hereto.

2.    EFFECT ON AGREEMENT AND PLAN OF MERGER

      Except as specifically amended and modified by this Amendment, the terms and provisions of the Agreement remain unchanged and in full force and effect. All references in the Agreement or the other Operative Documents or otherwise to the Agreement shall hereinafter refer to the Agreement as amended by this Amendment.

3.    MISCELLANEOUS

      (a) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Amendment shall be heard and determined in any Delaware state or federal court.

      (b) The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

      (c) This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Amendment, the parties acknowledge that Transmitted Copies of this Amendment will be equivalent to original documents until such time as original documents are completely executed and delivered.

               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have entered into and signed this First Amendment to Agreement and Plan of Merger as of the date and year first above written.

                                        AMAZON.COM, INC.

                                        By   /s/ Randy Tinsley
                                             -----------------------------------
                                        Its: Vice President and Treasurer


                                        AMAZON.COM AUCTIONS, INC.

                                        By   /s/ Randy Tinsley
                                             -----------------------------------
                                        Its: Treasurer


                                        E-NICHE INCORPORATED

                                        By   /s/ Stig Leschly
                                             -----------------------------------
                                        Its: CEO


                                        STOCKHOLDERS:

                                        /s/ Stig Leschly
                                        ----------------------------------------
                                        Stig Leschly

                                        /s/ Sri Rao
                                        ----------------------------------------
                                        Sri Rao


                                    Page S-1

                                        POLARIS VENTURE PARTNERS II, L.P.

                                        By: Polaris Venture Management Co. II,
                                            L.L.C.
                                        Its General Partner

                                        By     /s/ John Gannon
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        POLARIS VENTURE PARTNERS FOUNDERS'
                                        FUND II, L.P.

                                        By: Polaris Venture Management Co. II,
                                        L.L.C.
                                        Its General Partner

                                        By     /s/ John Gannon
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL VI L.P.

                                        By: Accel VI Associates L.L.C.
                                        Its General Partner

                                        By    /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                    Page S-2

                                        ACCEL INTERNET FUND II, L.P.

                                        By: Accel Internet Fund II Associates
                                            L.L.C.
                                        Its General Partner

                                        By     /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL KEIRETSU VI L.P.

                                        By: Accel Keiretsu VI Associates L.L.C.
                                        Its General Partner

                                        By     /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL INVESTORS '98 L.P.

                                        By     /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        THE WASHINGTON POST COMPANY

                                        By     /s/ John B. Morse, Jr.
                                             -----------------------------------
                                        Its
                                             -----------------------------------

                                        /s/ Lotte Leschly
                                        ----------------------------------------
                                        Lotte Leschly


                                    Page S-3

                                        /s/ George Conrades
                                        ----------------------------------------
                                        George Conrades

                                        /s/ Mitch Kapor
                                        ----------------------------------------
                                        Mitch Kapor

                                        /s/ Russell Carson
                                        ----------------------------------------
                                        Russell Carson

                                        /s/ Bill Sahlman
                                        ----------------------------------------
                                        Bill Sahlman

                                        /s/ Frank O'Connell
                                        ----------------------------------------
                                        Frank O'Connell

                                        /s/ Kosmo Kallierekos
                                        ----------------------------------------
                                        Kosmo Kallierekos

                                        /s/ Virginia M. Turezyn
                                        ----------------------------------------
                                        Virginia M. Turezyn

                                        /s/ Tom Cohen
                                        ----------------------------------------
                                        Tom Cohen


                                    Page S-4

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


      This Second Amendment to Agreement and Plan of Merger (this "Amendment") is made and entered into as of May 12, 1999, by and among Amazon.com, Inc., a Delaware corporation ("Amazon.com"), Amazon.com Auctions, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com (the "Purchaser"), e-Niche Incorporated, a Delaware corporation (the "Company"), and all the stockholders of the Company (the "Stockholders").

                                    RECITALS

      A. Amazon.com, the Purchaser, the Company and the Stockholders are all the parties to the Agreement and Plan of Merger dated as of April 24, 1999 (as amended pursuant to the First Amendment to Agreement and Plan of Merger dated as of May 7, 1999, the "Agreement"), pursuant to which the parties have agreed that, on the terms and subject to the conditions of the Agreement, the Company shall be merged with and into the Purchaser, with the Purchaser being the surviving corporation.

      B. Amazon.com, the Purchaser, the Company and the Stockholders desire to further amend the Agreement as set forth herein.

      C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT OF AGREEMENT AND PLAN OF MERGER

      The parties hereby further modify and amend the Agreement by adding to the end of the introductory paragraph of Article II of the Agreement the following sentence:

            "For purposes of Sections 2.1 (other than the first sentence thereof), 2.5, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.16 and 2.17
            of this Article II, references to the "Company" shall refer to the Company and its subsidiary set forth in Schedule 2.4 to the Company Disclosure Schedule."

2.    EFFECT ON AGREEMENT AND PLAN OF MERGER

      Except as specifically amended and modified by this Amendment, the terms and provisions of the Agreement remain unchanged and in full force and effect. All references in the Agreement or the other Operative Documents or otherwise to the Agreement shall hereinafter refer to the Agreement as further amended by this Amendment.

3.    MISCELLANEOUS

      (a) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Amendment shall be heard and determined in any Delaware state or federal court.

      (b) The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

      (c) This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Amendment, the parties acknowledge that Transmitted Copies of this Amendment will be equivalent to original documents until such time as original documents are completely executed and delivered.

               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have entered into and signed this Second Amendment to Agreement and Plan of Merger as of the date and year first above written.

                                        AMAZON.COM, INC.

                                        By   /s/ Randy Tinsley
                                             -----------------------------------
                                        Its: Vice President and Treasurer


                                        AMAZON.COM AUCTIONS, INC.

                                        By   /s/ Randy Tinsley
                                             -----------------------------------
                                        Its: Treasurer


                                        E-NICHE INCORPORATED

                                        By   /s/ Stig Leschly
                                             -----------------------------------
                                        Its  CEO
                                             -----------------------------------


                                        STOCKHOLDERS:
                                        /s/ Stig Leschly
                                        ----------------------------------------

                                        Stig Leschly
                                        /s/ Sri Rao
                                        ----------------------------------------
                                        Sri Rao

                                        POLARIS VENTURE PARTNERS II, L.P.

                                        By: Polaris Venture Management Co. II,
                                            L.L.C.
                                        Its General Partner

                                        By   /s/ John Gannon
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        POLARIS VENTURE PARTNERS FOUNDERS'
                                        FUND II, L.P.

                                        By: Polaris Venture Management Co. II,
                                        L.L.C.
                                        Its General Partner

                                        By   /s/ John Gannon
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL VI L.P.

                                        By: Accel VI Associates L.L.C.
                                        Its General Partner

                                        By   /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------

                                        ACCEL INTERNET FUND II, L.P.

                                        By: Accel Internet Fund II Associates
                                            L.L.C.
                                        Its General Partner

                                        By    /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL KEIRETSU VI L.P.

                                        By: Accel Keiretsu VI Associates L.L.C.
                                        Its General Partner

                                        By    /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
                                             -----------------------------------


                                        ACCEL INVESTORS '98 L.P.

                                        By    /s/ G. Carter Sednaoui
                                             -----------------------------------
                                        Its
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                                        THE WASHINGTON POST COMPANY

                                        By    /s/ John B. Morse, Jr.
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                                        Its
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                                        /s/ Lotte Leschly
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                                        Lotte Leschly

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                                        /s/ George Conrades
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                                        George Conrades

                                        /s/ Mitch Kapor
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                                        Mitch Kapor

                                        /s/ Russell Carson
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                                        Russell Carson

                                        /s/ Bill Sahlman
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                                        Bill Sahlman

                                        /s/ Frank O'Connell
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                                        Frank O'Connell

                                        /s/ Kosmo Kallierekos
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                                        Kosmo Kallierekos

                                        /s/ Virginia M. Turezyn
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                                        Virginia M. Turezyn

                                        /s/ Tom Cohen
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                                        Tom Cohen